Exhibit 10.5

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT,
FINANCING STATEMENT, AND FIXTURE FILING

By

256 COUNTY ROUTE 117 PERTH LLC, as mortgagor

(“Mortgagor”)

in favor of

IIP-NY 2 LLC, as mortgagee

(“Mortgagee”)

County: Fulton

Premises: 256 County Route 117, Perth, NY 12095

TABLE OF CONTENTS

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT,
FINANCING STATEMENT, AND FIXTURE FILING

This Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement, and Fixture Filing (as amended, amended and restated, supplemented, renewed, or otherwise modified from time to time, this “Mortgage”), is made as of the 26th day of May, 2026 (“Effective Date”), by 256 COUNTY ROUTE 117 PERTH LLC, a Delaware limited liability company, having an address at c/o Vireo Growth Inc., 207 South 9th Street, Minneapolis, Minnesota 55402 (“Mortgagor”) to IIP-NY 2 LLC, a Delaware limited liability company, having an address at 11440 West Bernardo Ct, Suite 100, San Diego, CA 92127 (together with its successors and assigns, “Mortgagee”).

Recitals

A.            This Mortgage is given by Mortgagor to Mortgagee to secure that certain loan made as of the Effective Date (“Loan”) in the original principal amount of Forty-Nine Million and No/100 Dollars ($49,000,000.00).

B.            The Loan is evidenced by, among other things, that certain Promissory Note, dated as of the Effective Date, given by Mortgagor, as borrower, in favor of Mortgagee, as lender (such promissory note, together with any and all extensions, renewals, replacements, restatements, modifications, or consolidations thereof, whether one or more, collectively, “Note”).

C.             The Loan is further secured by that certain Guaranty, dated as of the Effective Date, given by Vireo Growth Inc., a British Columbia, Canadian corporation (“Guarantor”) in favor of Mortgagee, as lender (“Guaranty”).

D.            Mortgagee has been indemnified from environmental losses as more fully set out in that certain Environmental and Hazardous Substances Indemnity Agreement dated as of the Effective Date, given jointly by Guarantor, as principal, and Mortgagor, as borrower (“Environmental Indemnity”).

E.             The Note, this Mortgage, the Guaranty, the Environmental Indemnity, and all other documents and instruments delivered in connection with the Loan, as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, are collectively referred to herein as the “Loan Documents.”

F.             Mortgagor hereby desires to secure the payment of all principal and interest payments that accrue or are due and payable from time to time in accordance with the Note, together with all other amounts due in accordance with the other Loan Documents (collectively, hereafter “Debt”) and to further secure the performance and observance of all obligations of Mortgagor under this Mortgage and the other Loan Documents.

G.            The Debt and all covenants, obligations, payments, and liabilities of every kind and nature owed by Mortgagor to Mortgagee, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereinafter incurred, arising under, out of, or in connection with the Loan and the Loan Documents are hereafter, collectively referred to herein as “Obligations.”

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the due and punctual payment and performance of all Obligations as and when the same become due and payable, Mortgagor hereby represents, warrants, covenants, and agrees for the benefit of Mortgagee as follows:

ARTICLE I

GRANT OF SECURITY INTERESTS AND

OBLIGATIONS SECURED

Section 1.01 Grant to Mortgagee. In order to secure the due and punctual payment and performance of all the Obligations as and when the same shall become due, whether at the stated maturity, by acceleration, or otherwise, Mortgagor does hereby MORTGAGE, PLEDGE, BARGAIN, ASSIGN, TRANSFER, WARRANT, CONVEY, AND GRANT, to Mortgagee the following property, rights, interests, and estates, now owned or hereafter acquired by Mortgagor (collectively, “Property”):

(a)            Land. All that certain tract or parcel of land lying and being in Fulton County, New York and being more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all utilities, rights, interests, and estates of every kind and nature therein, including, without limitation, and to the full extent owned by Mortgagor, development rights, air rights, water, water rights, and rights to minerals and other natural resources that can be extracted therefrom (collectively, “Land”).

(b)            Improvements. All buildings, structures, and improvements of every kind and nature whatsoever now or hereafter situated on the Land (collectively, “Improvements”).

(c)            Easements and Appurtenances. All easements, rights-of-way or use, strips and gores of land, streets, alleyways, passages, utility reservations, capacity rights, water courses, privileges, liberties, tenements, hereditaments, and appurtenances of any kind or nature belonging, relating, or appertaining to the Land or the Improvements, or any part thereof, including, without limitation, any reversionary or remainder estates together with the income and profits therefrom (collectively, “Easements and Appurtenances”).

(d)            Fixtures. All goods of every kind and nature that become attached to, affixed to, or installed on the Land or Improvements thereby creating rights and interests arising under the New York real property law, including any item defined as fixtures under the Uniform Commercial Code as adopted by New York State (the “NY UCC”) together with all replacements and substitutions thereof (collectively, “Fixtures”).

(e)            Personal Property. All equipment, building systems, machinery, materials, supplies, and items of personal property of every kind and nature (other than Fixtures) now or hereafter located on or used in connection with the operation of the Land or Improvements, together with all replacements and substitutions thereof (collectively, “Personal Property”).

(f)             Leases and Rents. All Mortgagor’s right, title, and interest in all leases, subleases, licenses and other agreements granting another the right to use or occupy any part of the Property including that certain agreement captioned “Lease Agreement” (collectively, and as may have been and may be amended from time to time, the “Lease”) dated as of October 23, 2017 by and between Mortgagor, as landlord and Vireo Health of New York, LLC, a New York limited liability company (“Tenant”), including, without limitation, the right to receive and apply Rents (as hereinafter defined). The term “Rents” shall mean, collectively:

(i)            All rents, additional rents, income, revenues, profits, cash proceeds, and other monetary benefits now due or hereafter becoming due under any Lease;

(ii)            All guaranties, letters of credit, promissory notes, security deposits, and other credit support given by any tenant or guarantor, including the Tenant in connection with a Lease;

(iii)           All claims and rights to the payment of damages arising from the rejection of any Lease under the Bankruptcy Reform Act of 1978, codified as 11 U.S.C. § 101 et seq., and the regulations issued thereunder, both as hereafter modified from time to time (the “Bankruptcy Code”); and

(iv)          All rights to casualty and condemnation proceeds assigned to Mortgagor under any Lease.

(g)            Property Tax Refunds. All refunds, rebates, and credits in connection with any reduction in Taxes (as hereinafter defined), including, without limitation, rebates as a result of tax certiorari or other such proceedings, except to the extent owed to the Tenant under the Lease. As used in the Loan Documents, “Taxes” means all real estate taxes, government assessments or impositions, lienable water charges, lienable sewer rents, assessments due under owner association documents, and all similar charges, now or hereafter levied or assessed against the Land and Improvements.

(h)            Proceeds of Property Sale. All proceeds and profits arising from the sale or conversion (voluntary or involuntary) of any Property into cash (whether made in one payment or in a stream of payments) and any liquidation claims applicable thereto.

(i)             Intangibles. All chattel paper, claims, trade names, trademarks, service marks, logos, copyrights, goodwill, books and records, and all other general intangibles related to or used in connection with the ownership or operation of the Property.

(j)             Property Agreements. All agreements, service contracts, supply contracts, permits, franchises, and licenses (including, without limitation and to the extent assignable, liquor licenses), if any, pertaining to the ownership or operation of the Property, together with all amendments, restatements, supplements, renewals, extensions, and substitutions thereof and all Mortgagor’s rights, if any, to sums due Mortgagor thereunder (collectively, “Property Agreements”).

(k)            Omnibus Rights. Any and all other rights of Mortgagor in and to the Property, including any other rights associated with any Property described in the foregoing subsections (a) through (j) inclusive.

TO HAVE AND TO HOLD the Property and the rights, remedies, and privileges hereby granted and conveyed unto Mortgagee forever, PROVIDED, HOWEVER, if Mortgagor shall pay the Debt and perform all other Obligations in the time and manner provided in the Loan Documents, then the conveyance and granting made herein shall cease and be of no further force and effect.

Section 1.02 Obligations Secured; Incorporation by Reference. This Mortgage is given to secure the due and punctual payment and performance of all Obligations set forth in the Note and other Loan Documents as and when the same shall become due, whether at the stated due date, at maturity, by acceleration, or otherwise. All the covenants, conditions, and agreements contained in the Note and other Loan Documents are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein. In the event of a conflict between the terms of this Mortgage and any other Loan Document, the terms of this Mortgage shall govern.

Section 1.03 Mortgage as Security Agreement and Financing Statement.

(a)            Designation as Security Agreement. This Mortgage shall constitute a security agreement and financing statement within the meaning of the NY UCC with respect to all Mortgagor’s present and future estate, right, title, and interest in and to such Property conveyed to Mortgagee pursuant to Section 1.01 that is not real property.

(b)            Election of Remedies. With respect to Fixtures and Personal Property, upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), Mortgagee shall have the right to proceed against the Fixtures and Personal Property either: (i) in accordance with Mortgagee’s rights and remedies under this Mortgage, in which event the provisions of the NY UCC shall not govern; or (ii) separately from the Land in accordance with the NY UCC.

(c)            Separate Security Agreements. If Mortgagor has executed and delivered one or more separate security agreements in connection with the Loan, such security agreements and the security interests created thereby are in addition to and not in substitution of this Mortgage and the Liens and security interests created hereby, and this Mortgage shall be in addition to and not in substitution of such security agreements and security interests. In all cases, this Mortgage and the aforesaid security agreements shall be applied and enforced in harmony with and in conjunction with each other to the end that Mortgagee realizes its rights, interests, and remedies in each to the greatest extent permitted by law. If conflicts exist among this Mortgage and such other security agreements, Mortgagee may elect which of such instruments govern with respect to each category of Property encumbered by such instruments and agreements.

Section 1.04 Mortgage as Fixture Filing. The filing or recording of this Mortgage shall constitute a fixture filing with respect to that portion of the Property which is or will become Fixtures and Personal Property to the fullest extent permitted under New York law. The “Secured Party” is Mortgagee, and the “Debtor” is Mortgagor. The name, type of organization, jurisdiction of organization, and addresses of the Secured Party and of the Debtor are set out in the preamble to this Mortgage. The organizational identification number of Mortgagor is set out on the signature page to this Mortgage.

ARTICLE II

ASSIGNMENT OF LEASES AND RENTS

Section 2.01 Assignment of Leases and Rents.

(a)            Absolute Assignment of Leases and Rents. In furtherance of the grant, pledge, and conveyance of the Lease and Rents pursuant to Section 1.01(f) hereof, Mortgagor hereby absolutely, presently, irrevocably, and unconditionally grants, assigns, and transfers to Mortgagee, to the extent permitted by Applicable Law (as hereinafter defined), all Mortgagor’s present and future right, title, interest, and estate in, to, and under all current and future Leases and Rents, and the absolute, present, irrevocable, and unconditional right to receive, collect, and possess all Rents. This assignment constitutes an absolute, present, irrevocable, and unconditional assignment of Leases and Rents, not merely a collateral assignment to further secure the lien of this Mortgage.

(b)            Mortgagee Exculpation. Notwithstanding the present, absolute nature of the assignment made under this Article II, such assignment shall not be construed to:

(i)            Bind Mortgagee to the performance of any of the covenants, conditions, or provisions contained in the Lease or otherwise impose any obligation upon Mortgagee.

(ii)           Create or impose any responsibility, obligation, or liability upon Mortgagee of any kind or nature, including without limitation, for:

(A)            the control, care, maintenance, management, or repair of the Property;

(B)            any dangerous or defective condition of the Property, including, without limitation, the presence of any environmental contamination or hazardous condition;

(C)            any waste committed on the Property by any Person; or

(D)            any negligence in the management, upkeep, repair, or control of the Property.

Section 2.02 Revocable License.

(a)            Grant of Revocable License. Notwithstanding the present grant, assignment, and transfer of the Leases and Rents from Mortgagor to Mortgagee made in Section 2.01, Mortgagee hereby grants to Mortgagor a revocable license to collect and receive Rents as they become due, and to retain, use, and apply Rents to the payment of the Obligations and to the costs and expenses of operating and maintaining the Property, and to exercise all rights as landlord under the Lease, in each case subject to the terms of this Mortgage and the other Loan Documents.

(b)            Revocation of License. Upon the occurrence and during the continuance of an Event of Default, the revocable license granted to Mortgagor pursuant to Section 2.02(a) shall immediately cease without the necessity of notice from Mortgagee and become void and of no further force or effect. Notwithstanding the foregoing, if such Event of Default has been cured and such cure has been accepted in writing by Mortgagee, such revocable license shall be automatically reinstated. Mortgagee’s right under this Section to revoke the revocable license granted hereby is in addition to all other rights and remedies available to Mortgagee at law and in equity. From and after revocation:

(i)            Mortgagee shall immediately and automatically be entitled to receive, collect, and possess all Rents, whether or not Mortgagee enters upon or takes control of the Property, has a receiver appointed, or takes any other action permitted by the Loan Documents, at law, or in equity;

(ii)           Mortgagor shall immediately, upon written demand by Mortgagee, notify the Tenant under the Lease (or any subsequent tenant under any Lease), in writing, that all Rents due from and after the date of such notice shall be paid to Mortgagee at the address set forth in such notice;

(iii)          All Rents then or thereafter received by Mortgagor shall be immediately delivered to Mortgagee without the necessity of written demand, and until delivered, shall be held in trust for the benefit of Mortgagee; and

(iv)          All Rents received by Mortgagee pursuant to this Section 2.02(b) may, at Mortgagee’s option, be applied to the Debt or in payment of any other Obligation set forth in the Loan Documents, in such order or priority as Mortgagee shall determine in its sole discretion.

Section 2.03 Mortgagee’s Rights After License Revocation. From and after any revocation of the license granted pursuant to Section 2.02(a), Mortgagee shall have the right, but not the obligation, at its option and in addition to its other rights and remedies available to Mortgagee under law, acting personally or through an agent, and without the necessity of taking possession of the Property or bringing any enforcement action or proceeding, including, without limitation, foreclosure, or the appointment of a receiver, to take any or all the following actions to the fullest extent permitted by law:

(a)            Direct Payments of Rent. Notify Tenant that the Lease has been assigned to Mortgagee and that all Rents are to be paid at the direction of Mortgagee. The term “Person” means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or any other entity of whatever nature.

(b)            Modify Lease Obligations. Settle, compromise, release, extend the time of payment for, and make allowances, adjustments, and discounts of any Rents or other obligations in, to, and under the Lease.

(c)            Rent the Property and Modify the Lease. Lease all or any part of the Property and/or modify, amend, renew, or terminate the Lease.

(d)            Perform Lease Obligations. Perform any and all obligations of Mortgagor under the Lease and exercise any and all rights of Mortgagor therein contained to the full extent of Mortgagor’s rights and obligations thereunder.

ARTICLE III

SINGLE PURPOSE ENTITY REQUIREMENTS

Section 3.01 Formation and Existence. Mortgagor hereby makes the following representations, warranties, and covenants.

(a)            Mortgagor Formation and Existence. Mortgagor is a Single Purpose Entity (as hereinafter defined) and shall remain a Single Purpose Entity at all times until the Loan has been repaid in full.

(b)            Organization Documents of Mortgagor. The organizational documents of Mortgagor shall contain all representations, warranties, covenants, and definitions contained in this Article III and shall not, without Mortgagee’s prior written consent, be amended, rescinded, or revoked until the Loan is paid in full.

Section 3.02 Separateness Covenants and Requirements.

(a)            Mortgagor Criteria. With respect to Mortgagor, the term “Single Purpose Entity” means a corporation, limited partnership, or limited liability company, which at all times since its formation and thereafter until the Loan has been repaid in full shall meet the following requirements:

(i)            Is and shall remain organized solely for the purpose of owning, operating, and managing the Property and transacting such lawful business as may be incidental, necessary, or appropriate thereto.

(ii)           Has not engaged and shall not engage in any business unrelated to the activities set forth in Section 3.02(a)(i).

(iii)          Has not owned and shall not own any real property other than the Property.

(iv)          Has not owned and shall not own any assets, other than the Property and Personal Property necessary or incidental to its ownership, operation, and management of the Property.

(v)           Intentionally omitted.

(vi)          If such entity is a single-member limited liability company such entity shall:

(A)            be a Delaware limited liability company;

(B)            intentionally omitted.

(C)            not take any bankruptcy-related action and not cause or permit the members or managers of such entity to take any bankruptcy-related action; and

(D)            have a natural Person or an entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement, becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company.

As used herein, the term “Affiliate” means, with respect to any Person: (a) any other Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person; (b) any other Person who is a director or officer of (i) such Person, (ii) any subsidiary of such Person, or (iii) any Person described in clause (a); or (c) any corporation, limited liability company, or partnership which has as a director any Person described in clause (b).

As used herein, the term “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership, voting rights, beneficial interest, by contract, or by any other means. This definition shall be construed to apply equally to variations of the defined term, including, without limitation terms such as “Controlled,” “Controlling,” or “Controlled by.”

(vii)         Intentionally omitted.

(viii)        Has and shall preserve its existence as an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation or organization, as the case may be.

(ix)           Has observed and shall observe all partnership, corporate, or limited liability company formalities, as applicable.

(x)            Has not and shall not amend its organizational documents in a manner that would violate the requirements of this Article III.

(xi)           Has not and shall not merge or consolidate with any other Person.

(xii)          Has not taken, and shall not take, any action to:

(A)           dissolve, wind up, terminate, or liquidate;

(B)            sell, transfer, or otherwise dispose of all or substantially all its assets; or

(C)            change its legal structure (other than in connection with a Permitted Transfer (as hereinafter defined)), or permit the direct or indirect transfer of any partnership, membership, or other Equity Interests, as applicable, other than a Permitted Transfer.

As used herein, the term “Equity Interests” means, as applicable: (a) partnership interests (whether general or limited) in an entity which is a partnership; (b) membership interests in an entity which is a limited liability company; or (c) the shares of stock interests in an entity which is a corporation.

(xiii)         Has not and shall not, without the unanimous written consent of all Mortgagor’s partners, members, or shareholders, as applicable:

(A)            file or consent to the filing of any petition, either voluntary or involuntary, availing itself of any insolvency, bankruptcy, liquidation, or reorganization statute;

(B)            seek or consent to the appointment of a receiver, liquidator, or similar fiduciary; or

(C)            make an assignment for the benefit of creditors.

(xiv)        Has not formed, acquired, or held and shall not form, acquire, or hold any subsidiary.

(xv)         Has held and shall hold its assets in its own name.

(xvi)        Has not commingled and shall not commingle its funds or assets with those of any other Person and has not assigned and shall not assign its interest in Leases and Rents to any other Person.

(xvii)       Has not incurred and shall not incur any debt, secured or unsecured, direct or contingent, other than (A) the Loan, (B) any Permitted Additional Financing (as hereinafter defined), and (C) customary unsecured trade payables incurred in the ordinary course of owning and operating the Property and as otherwise approved in writing by Mortgagee. As used herein, “Permitted Additional Financing” means any loan or other financing secured by a second priority mortgage and security interest in the Property or any interest therein (“Outside Financing”), provided that: (A) Mortgagor has provided Mortgagee with not less than fifteen (15) Business Days’ prior written notice of such Outside Financing, together with copies of all material documentation related thereto; (B) any such Outside Financing shall be subordinate in all respects to the Loan Documents; (C) the lender providing such Outside Financing (the “Junior Lender”) shall have entered into a commercially reasonable form of intercreditor agreement with Mortgagee pursuant to which the Junior Lender agrees that (1) its claim on the Property is secondary to Mortgagee’s claim, and (2) the Junior Lender shall not be entitled to receive any principal payments under the Outside Financing until Mortgagee has been paid in full under the Loan Documents; provided, however, that notwithstanding the foregoing, regularly scheduled interest payments to the Junior Lender shall be permitted; (D) no monetary default or any other Event of Default has occurred and is continuing at the time such Outside Financing is incurred; and (E) Mortgagor remains in compliance with all covenants under the Loan Documents after giving effect to such Outside Financing. Notwithstanding the foregoing, the second priority loan from Chicago Atlantic Lincoln, LLC (or its affiliates) (“Chicago Atlantic”) to Mortgagor defined as the “Subordinated Indebtedness” in the Intercreditor Agreement entered into concurrently herewith among Mortgagee, Mortgagor, Chicago Atlantic Financial Services, LLC, as Administrative Agent, and Chicago Atlantic and the liens securing the Subordinated Indebtedness are hereby approved by Mortgagee as a Permitted Additional Financing and shall be subject only to clause (B) above.

(xviii)      Has maintained and shall maintain its records, books of account, bank accounts, financial statements, accounting records, and other entity documents separate and apart from those of any other Person; and in connection with any of its financial statements:

(A)            has shown and shall show its assets and liabilities separate and apart from those of any other Person;

(B)            has not permitted and shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by generally accepted accounting principles (“GAAP”); provided, however, that any such consolidated financial statement contains a note indicating that its separate assets and credit are not available to pay the debts of such Affiliate and that its liabilities do not constitute obligations of the consolidated entity; and

(C)            has listed and shall list such assets on its balance sheet, as applicable.

(xix)         Other than capital contributions and distributions authorized under the terms of its organizational documents, has not entered into or been a party to, and shall not enter into or be a party to, any contract, agreement, or transaction with any of its partners, members, shareholders, principals, or Affiliates except in the ordinary course of its business and on commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party.

(xx)          Has not acquired and shall not acquire obligations or securities of its partners, members, or shareholders or any other owner or Affiliate.

(xxi)         Has maintained and shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain, or identify its individual assets from those of any other Person.

(xxii)        Has not assumed, guaranteed, or become obligated and shall not assume, guarantee, or become obligated for the debts of any other Person, except as provided by the Loan Documents.

(xxiii)       Has not pledged its assets or held out its credit and shall not pledge its assets or hold out its credit as being available to satisfy the obligations of any other Person, except as provided by the Loan Documents or in connection with any Permitted Additional Financing.

(xxiv)       Has not made and shall not make any loans or advances to any other Person.

(xxv)       To the extent required under Applicable Law, has filed and shall file its own income tax returns, except to the extent that it is required by law to file consolidated tax returns.

(xxvi)       Has held itself out and shall hold itself out as a separate and distinct entity under its own name (or in a name franchised or licensed to it) and not as a division or part of any other Person.

(xxvii)      Has corrected and shall correct any known misunderstanding regarding its separate identity.

(xxviii)    After deducting Operating Expenses (as hereinafter defined) from operating income generated by the Property, Mortgagor:

(A)            has remained and shall remain solvent;

(B)            has paid and shall pay its debts and liabilities from its assets as the same become due; and

(C)            has maintained and shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(xxix)       Has maintained and used and shall maintain and use separate stationery, invoices, and checks bearing its own name and not bearing the name of any other entity unless such entity is clearly designated an agent.

(xxx)        Has fairly and reasonably allocated and shall fairly and reasonably allocate any expenses or obligations that are shared with any Affiliates, constituents, owners, or Guarantors, or any Affiliate of any of the foregoing, including, but not limited to, paying for shared office space and for services performed by any employee of any of them.

(xxxi)       Has paid and shall pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets.

As used herein, “Operating Expenses” means all cash expenses actually incurred by or charged to Mortgagor (appropriately prorated for expenses that, although actually incurred in a particular period, also relate to other reporting periods), with respect to the ownership, operation, leasing, and management of the Property in the ordinary course of business, determined in accordance with GAAP or other method approved by Mortgagee and as adjusted by Mortgagee in accordance with its customary underwriting procedures and policies then in effect. The term Operating Expenses shall specifically exclude, however: (a) costs of tenant improvements and leasing commissions; (b) capital expenditures; (c) depreciation; (d) principal payments made under the Loan; (e) costs of restoration following a Casualty or Condemnation (as those terms are hereinafter defined); and (f) any other noncash items.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Mortgagor acknowledges and agrees that in making the Loan evidenced by the Loan Documents, Mortgagee has relied on the truth, completeness, and accuracy of the representations and warranties made by Mortgagor herein. Mortgagor hereby makes the representations and warranties contained in this Article IV to Mortgagee as of the Effective Date.

Section 4.01 Organization and Legal Status.

(a)            Due Formation, Existence, and Good Standing. Mortgagor is duly organized, validly existing, and in good standing under the laws of its state of formation. Mortgagor is a Single Purpose Entity pursuant to the terms, covenants, and conditions contained in Article III of this Mortgage.

(b)            Single Purpose Entity Status.

(i)            Mortgagor is and will continue to be a Single Purpose Entity at all times until the Loan is paid in full.

(ii)            Mortgagor has delivered to Mortgagee a chart depicting its organizational structure, which chart is true, complete, and correct in all material respects.

(iii)          The single purpose entity provisions included in the organizational documents of Mortgagor shall not, without Mortgagee’s prior written consent, be amended, rescinded, or otherwise revoked until the Loan has been paid in full.

(c)            Qualification to do Business. Mortgagor is duly qualified to transact business in New York.

(d)            Legal Authority to Own Property. Mortgagor has all necessary approvals (governmental, contractual, or otherwise) and full power and authority to own, operate, and lease the Property and to carry out the business required to be conducted to own, operate, and lease the Property in full accordance with the terms, covenants, and conditions contained in the Loan Documents.

(e)            Mortgagor’s Identity. Mortgagor’s true, complete, and correct legal name is stated on the first page of this Mortgage. Mortgagor is a “registered organization” within the meaning of the NY UCC and Mortgagor’s organizational identification number issued by its state of organization is correctly set out on the signature page to this Mortgage.

Section 4.02 Power and Authority; Enforceability.

(a)            Power and Authority. Mortgagor has full power, authority, and legal right to execute, deliver, and perform all obligations under the Loan Documents and has taken all necessary action to authorize: (i) the borrowing of the Loan on the terms and conditions set forth in the Loan Documents; (ii) the execution and delivery of all Loan Documents; and (iii) Mortgagor’s performance under all Loan Documents. The officer or representative of Mortgagor signing the Loan Documents on behalf of Mortgagor has been duly authorized and empowered to do so.

(b)            Enforceability. The Loan Documents constitute legal, valid, and binding obligations of Mortgagor, enforceable against Mortgagor in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.03 No Legal Conflict or Impediment. With respect to Mortgagor’s execution, delivery, and performance of its obligations under the Loan Documents the following is true, accurate, and complete in all material respects to the best of Mortgagor’s knowledge:

(a)            Third-Party Agreements. The Loan does not violate, contravene, breach, or result in a default under any agreement or instrument to which Mortgagor is a party or by which the Property is bound or may be affected.

(b)            Applicable Law; Usury. The Loan does not violate any Applicable Law (including, without limitation, usury laws). As used in the Loan Documents, the term “Applicable Law” means individually and in the aggregate: (i) the organizational documents governing the applicable Person; and (ii) any law, regulation, ordinance, code, decree, treaty, ruling, or determination of any arbitrator, court, governmental authority, or Executive Order (as hereinafter defined) issued by the President of the United States, in each case applicable to or binding upon such Person or to which such Person or any of such Person’s property (including without limitation, the Property) may be subject including, without limitation, laws, ordinances, and regulations pertaining to the taxing, zoning, occupancy, use, environmental compliance, and subdivision of real property in New York.

(c)            No Other Resulting Liens. The Loan does not result in the creation or imposition of any Lien whatsoever upon any of Mortgagor’s assets, except the Lien created by the Loan Documents. As used in the Loan Documents, the term “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien filing (whether statutory, judicial, or otherwise), preference, priority, security agreement (other than this Mortgage or any security agreement entered into in connection with a Permitted Additional Financing), or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or title retention agreement, mechanic’s liens, or any financing statement under the NY UCC or comparable law of any jurisdiction in respect of any of the foregoing.

(d)            No Other Consents or Filings. The Loan does not require any authorization or consent from, or any filing with, any third party or governmental authority to perfect Mortgagee’s security interest in the Property except for: (i) the recordation of this Mortgage in the appropriate land records in the county where the Property is located; and (ii) the filing or recording (as applicable) of UCC-1 financing statements securing or further securing Mortgagee’s security interests in personal property and fixtures filed in the appropriate filing offices in the state of Mortgagor’s formation and also recorded in the county where the Property is located.

Section 4.04 No Litigation. No action, suit, or proceeding, whether investigative, judicial, or administrative is currently pending or, to the best of Mortgagor’s knowledge, information, and belief, affecting, threatened, or contemplated against Mortgagor, any Guarantor, or the Property that has not been disclosed by Mortgagor in writing to Mortgagee.

Section 4.05 Business Purpose of Loan. The proceeds of the Loan are for, and shall be used for, the purpose of carrying on a business or commercial enterprise and not for personal, family, or household purposes.

Section 4.06 Warranty of Title; Perfection and Priority of Lien; Permitted Encumbrances.

(a)            Warranty of Title. Mortgagor has fee simple title of record to the Property, free and clear of all Liens whatsoever except for the Liens created in favor of Mortgagee pursuant to the Loan Documents, the Permitted Encumbrances (as hereinafter defined), and any Lien created in connection with a Permitted Additional Financing. None of the Permitted Encumbrances, individually or in the aggregate: (i) interferes in any material respect with the benefits of the security intended to be provided by this Mortgage; (ii) materially adversely affects the value of the Property; or (iii) materially adversely impairs the use and operation of the Property. Mortgagor shall forever preserve its title to the Property and validity of all Liens created in favor of Mortgagee under the Loan Documents and shall forever warrant and defend the same to and for the benefit of Mortgagee against all claims of all others. The term “Permitted Encumbrances” means only those matters listed as exceptions on the mortgagee title insurance policy issued to Mortgagee in connection with this Loan, any Lien created in connection with this Loan or a Permitted Additional Financing, and any other Lien thereafter approved by Mortgagee in writing.

(b)            Perfection and Priority of Lien.

(i)            This Mortgage, when properly recorded, creates a valid, first priority, perfected lien on the Property, subject only to the Permitted Encumbrances.

(ii)            Each UCC financing statement, when filed or recorded, as applicable, creates a valid, perfected security interest, in the collateral defined therein (to the extent a security interest in such collateral can be perfected by the filing of a UCC financing statement).

Section 4.07 Property Condition. To Mortgagor’s actual knowledge: (i) the Improvements are structurally sound, in good repair, and free of defects in materials and workmanship; (ii) the Improvements have been constructed and installed in compliance in all material respects with the plans and specifications relating thereto; (iii) all major building systems within the Improvements (including, without limitation, heating and air-conditioning systems, electrical systems, plumbing systems, septic systems, and sewer systems) are in good working order and condition and in compliance with Applicable Law in all material respects; (iv) the Property is free from any material damage caused by fire or other casualty; and (v) Mortgagor has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would materially adversely affect insurability, or impose extraordinary premiums, or result in the termination or threatened termination of any insurance policy or surety bond.

Section 4.08 No Condemnation. No Condemnation proceeding has been commenced or, to the best of Mortgagor’s knowledge, information, and belief, is contemplated for all or any portion of the Property, or for the relocation or closure of roadways providing access to or from the Property.

Section 4.09 Environmental Representations and Warranties; Property

Compliance with Law.

(a)            Environmental Representations and Warranties. Neither Mortgagor nor, to the best of Mortgagor’s knowledge, any tenant or occupant of the Property, has during Mortgagor's period of ownership or control of the Property released or permitted the presence of any Hazardous Substances (as defined in the Environmental Indemnity) on or about the Property except (a) as expressly disclosed to Mortgagee in writing, or (b) Hazardous Substances in customary amounts that are in compliance with Environmental Laws and used in the ordinary operation and maintenance of the Property. All operations and activities at the Property, and all use and occupancy of the Property are in compliance, in all material respects, with all Environmental Laws, as defined in the Environmental Indemnity. Mortgagor does not know of, nor has it received, any written notice from any Person pertaining to any violation of or liability under Environmental Laws that may materially adversely affect the Property or Mortgagor. Mortgagor has provided Mortgagee, in writing, with all material information known to Mortgagor and contained in Mortgagor’s files that relates to the Property’s environmental condition, including, without limitation, all known environmental reports of the Property in Mortgagor’s possession or control.

(b)            Property Compliance with Law. The Property and its present and contemplated use and occupancy comply with Applicable Law in all material respects. Mortgagor has obtained all licenses, permits, registrations, certificates, and approvals from all governmental or quasi-governmental agencies (including, without limitation, those relating to zoning, building codes, land use, and environmental compliance) which may be necessary for the use, occupancy, and operation of the Property and the conduct of Mortgagor’s business thereon. All licenses, permits, registrations, certificates, and approvals are in full force and effect as of the date hereof and Mortgagor has no knowledge or notice of any revocation thereof. To Mortgagor’s knowledge, no event or condition exists which could reasonably be expected to result in the revocation, suspension, or forfeiture thereof.

Section 4.10 Separate Tax Lot. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of the Property.

Section 4.11 Flood Zone. Except as otherwise disclosed on the survey of the Property provided to Mortgagee in connection with the Loan, no portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto, as an area having special flood hazards.

Section 4.12 Adequate Utilities. The Property is adequately served by all utilities required for the current or contemplated use thereof. All water and sewer systems are provided to the Property by public utilities, and the Property has accepted or is equipped to accept such utility services.

Section 4.13 Public Access. All public roads and streets necessary for access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather, and are physically and legally open for public use.

Section 4.14 Boundaries. To the best of Mortgagor’s knowledge, all the Improvements lie wholly within the boundaries and building restriction lines of the Property, and no easements or other encumbrances affecting the Property (including, without limitation, the Permitted Encumbrances) encroach upon any of the Improvements. No improvements on adjacent properties encroach onto the Property.

Section 4.15 Mechanic’s Liens. No mechanic’s liens, materialman’s liens, or other Liens or claims have been, or may be, filed for work, labor, or materials affecting the Property which are or may become Liens prior, equal, or subordinate to this Mortgage.

Section 4.16 Special Assessments; Transfer Taxes; and Mortgage Recording Taxes. No unpaid assessments for public improvements or otherwise affect the Property or, to the best of Mortgagor’s knowledge, information, and belief, are pending, nor are improvements contemplated to the Property that may result in any such assessments. All transfer taxes, if applicable, and mortgage recording taxes, or other similar tax required to be paid by any Person under Applicable Law in connection with the execution, delivery, recordation, filing, and perfection of this Mortgage and any other Loan Documents, have been paid or will be paid, in full on or before recordation of this Mortgage.

Section 4.17 Insurance. Mortgagor has obtained and delivered to Mortgagee original or certified copies of all insurance policies required pursuant to Section 5.03 of this Mortgage. All premiums charged for the coverages under such policies (“Insurance Premiums”) have been prepaid in full for not less than one year. No claims have been made that are pending under any such insurance policies, and neither Mortgagor nor any other Person has done, by act or omission, anything which would impair the coverage of any insurance policy.

Section 4.18 Leases. With respect to the Lease:

(a)            The Lease. As of the Effective Date, the Property is not subject to any Leases other than the Lease. All Rents due under the Lease are currently paid, except as may have been disclosed to Mortgagee in writing.

(b)            Delivery of all Leases; Lease Form. Mortgagor has delivered to Mortgagee a true and complete copy of the Lease affecting the Property and the standard form of lease used to let the Property, if any. There are no verbal or written agreements existing which terminate, modify, or supplement the Lease, except as disclosed to Mortgagee in writing.

(c)            Lease Subordination. The Lease is subordinate to the lien of this Mortgage either by its terms or by separate written agreement executed and delivered by the tenant under the Lease.

(d)            Owner of Leasehold Interests. Mortgagor is the sole owner, as landlord, of the leasehold estates created under the Lease. Mortgagor has not assigned, pledged, transferred, or encumbered its right, title, or interests in and to the Leases and Rents, except to Mortgagee pursuant to this Mortgage, or in connection with a Permitted Additional Financing.

(e)            Intentionally omitted.

(f)            No Prepaid Rent. No Rents on the Lease have been collected for more than one (1) month in advance. For purposes of this subsection, security deposits held by Mortgagor in respect of the Lease shall not be deemed prepaid Rents.

(g)            Security Deposits. Any security deposit under the Lease has been collected and is being held by Mortgagor in the full amount provided under the Lease and in compliance with all requirements of Applicable Law.

(h)            No Tenant Improvements Required. To Mortgagor’s knowledge, all work required to have been performed by Mortgagor under the Lease has been fully performed and unconditionally accepted by the Tenant under the Lease.

(i)             No Offsets or Defenses. To Mortgagor’s knowledge, no offsets or defenses exist in favor of Tenant to the payment of any portion of the Rents.

(j)             No Monetary Obligation to Tenant. Mortgagor owes no monetary obligation to the Tenant under the Lease.

(k)            No Notice of Dispute. Mortgagor has not received a written notice of default from any tenant or any other written notice disputing the terms, validity, or enforceability of the Lease or any provision thereof.

(l)            No Tenant Default or Bankruptcy. The Lease is in full force and effect, and no default or event of default exists under the Lease, and no circumstance which with the passage of time, or the giving of notice, or both, would constitute a default or event of default (in each case after the expiration of applicable notice and cure periods) under the Lease exists. To Mortgagor’s knowledge, information, and belief, the Tenant is not a debtor in any bankruptcy, reorganization, insolvency, or similar proceeding.

(m)           Intentionally omitted.

(n)            No Broker’s Commissions. No broker’s commissions, finder’s fees, or similar payment obligations are due and unpaid by Mortgagor (or any Affiliate of Mortgagor) with respect to the Lease except as expressly disclosed to Mortgagee in writing.

Section 4.19 Property Management. The Property is self-managed by Mortgagor and no Person, other than Mortgagor, has authority to collect rents, negotiate leases, or take any other action with respect to the use, operation, or management of the Property.

Section 4.20 Financial Condition.

(a)            Solvency. Mortgagor is currently solvent and has received reasonably equivalent value in exchange for the Loan and the Liens and security interests granted to or in favor of Mortgagee in connection with the Loan. Mortgagor has not entered into this Loan with the intent to hinder, delay, or defraud any creditor. Immediately following the making of the Loan, the fair saleable value of Mortgagor’s assets shall be greater than Mortgagor’s known liabilities.

(b)            No Change in Financial Condition. Since the date of its formation, Mortgagor has not filed or consented to the filing of any petition, either voluntary or involuntary, in any proceeding seeking the insolvency, bankruptcy, liquidation, or reorganization of Mortgagor. Since the date of the most recent statements submitted to Mortgagee with respect to Mortgagor and Guarantor, no change has occurred in the financial condition of any such party that would make the financial statements, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete, or otherwise misleading in any material respect or which would have a Material Adverse Effect (as hereinafter defined) on Mortgagor’s ability to own, operate, or lease the Property.

Section 4.21 Real Property and Income Taxes.

(a)            Real Property Taxes. All real property taxes due and owing in respect of the Property have been paid, or if outstanding, an escrow of funds in an amount sufficient to cover such payments has been established and insured against under Mortgagee’s title insurance policy.

(b)            Income Taxes. Mortgagor has filed all federal, state, county, municipal, and city income tax returns required and has paid all taxes and related liabilities which have become due pursuant to such returns. Mortgagor has no known tax liability in respect of any such taxes and related liabilities for tax periods prior to the Effective Date of this Mortgage.

Section 4.22 No Foreign Person. Mortgagor is not a “foreign Person” within the meaning of §1445(f)(3) of the Internal Revenue Code of 1986, as amended.

Section 4.23 No Illegal Activity as Source of Funds. No portion of the Property has been or shall be purchased, improved, equipped, or furnished with proceeds of any illegal activity.

Section 4.24 Compliance with Anti-Terrorism, Embargo, Sanctions, and Anti-Money Laundering Laws.

(a)            Compliance with Laws. Each of Mortgagor, and Guarantor is in compliance with: (i) the Office of Foreign Assets Control sanctions and regulations promulgated under the authority granted by the Trading with the Enemy Act, 12 U.S.C. §§ 4301 et seq. (“OFAC”); (ii) the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., as the same apply to it or its activities; and (iii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time (“USA PATRIOT Act”) and all rules and regulations promulgated under the USA PATRIOT Act applicable to any of them. Mortgagor agrees to confirm the representations and warranties made in this Section in writing to Mortgagee or any designee of Mortgagee from time to time, upon reasonable request. In furtherance thereof:

(i)            Neither Mortgagor nor Guarantor is now, or has ever been, under investigation by any governmental authority for, or has been charged with or convicted of, a crime under 18 U.S.C. §§ 1956 or 1957 or any predicate offense thereunder;

(ii)           Neither Mortgagor nor Guarantor has ever been assessed a civil penalty under any anti-money laundering laws or predicate offenses thereunder;

(iii)          Neither Mortgagor nor Guarantor has had any of its funds seized, frozen, or forfeited in any action relating to any anti-money laundering laws or predicate offenses thereunder;

(iv)          Mortgagor and Guarantor have taken such steps and implemented such policies as are reasonably necessary to ensure that it is not promoting, facilitating, or otherwise furthering, intentionally or unintentionally, the transfer, deposit, or withdrawal of criminally derived property, or of money or monetary instruments which are (or which such party has reason to believe are) the proceeds of any illegal activity or which are intended to be used to promote or further any illegal activity; and

(v)           Mortgagor and Guarantor have taken such steps and implemented such policies as are reasonably necessary to ensure that it is in compliance with all laws and regulations applicable to its business for the prevention of money laundering and with anti-terrorism laws and regulations, with respect both to the source of funds from its investors and from its operations, and that such steps include the development and implementation of an anti-money laundering compliance program within the meaning of Section 352 of the USA PATRIOT Act, to the full extent such a party is required to develop such a program under the rules and regulations promulgated pursuant to Section 352 of the USA PATRIOT Act.

(b)            No Dealings with Embargoed Persons. No assets of Mortgagor constitute property of, or are beneficially owned, directly or indirectly, by any Person subject to trade restrictions under U.S. law (individually or collectively, an “Embargoed Person”) including but not limited to: (i) the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq.; (ii) the Trading with the Enemy Act, 50 U.S.C. §§ 4301 et seq.; and (iii) any Executive Orders or regulations promulgated thereunder. No Embargoed Person has any interest of any nature whatsoever in Mortgagor (whether directly or indirectly); and none of the funds of Mortgagor have been derived from any unlawful activity such that neither an investment in Mortgagor (whether directly or indirectly) nor the execution, delivery, and performance of this Mortgage or any of the Loan Documents and transactions contemplated hereby or thereby is in violation of law.

(c)            No Dealings with Prohibited Persons. None of Mortgagor, or Guarantor, and to the best of Mortgagor’s knowledge, information, and belief, after having made reasonable inquiry, neither (i) any Person owning an interest of ten percent (10%) or more in any of them, nor (ii) the Tenant, is a Prohibited Person. As used in the Loan Documents, the term “Prohibited Person” shall mean any Person:

(i)            Listed in the Annex to, or otherwise subject to the provisions of, that certain Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (“Executive Order”);

(ii)           Named as a “specifically designated national (SDN)” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website (https://www.treasury.gov/ofac/downloads/sdnlist.pdf) or at any replacement website or other replacement official publication of such list or that is named on any other governmental authority list;

(iii)          Acting, directly or indirectly, in contravention of any anti-money laundering law, with terrorist organizations or narcotics traffickers, including those Persons that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Financial Action Task Force on Money Laundering, U.S. Office of Foreign Assets Control, U.S. Securities and Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, all as may be amended or superseded from time to time; or

(iv)          That is owned or controlled by, or acting for or on behalf of, any Person described in clause (i), (ii), or (iii) above.

Section 4.25 Brokers’ and Finders’ Fees. Mortgagor has not engaged or used any broker, placement agent, or finder in connection with the transaction evidenced by the Loan Documents who may be owed a commission or other compensation other than those paid and shown on the official closing statement signed by Mortgagor and delivered as of the Effective Date (“Closing Statement”).

Section 4.26 Complete Disclosure; No Change in Facts or Circumstances. To the best of Mortgagor’s knowledge, Mortgagor has disclosed to Mortgagee all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially inaccurate, incomplete, or misleading. All information provided in or supplied with the application for the Loan, or in satisfaction of the terms thereof, remains true, complete, and correct in all material respects as of the date provided, and no adverse change in any condition or fact has occurred that would make any information, representation, or warranty materially inaccurate, incomplete, or misleading.

Section 4.27 ERISA Compliance. Mortgagor is not and will not be an “employee benefit plan” as defined in § 3(3) of ERISA, subject to Title I of ERISA. None of the assets of Mortgagor constitute or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. § 2510.3-101. Mortgagor is not and will not be a “governmental plan” within the meaning of § 3(32) of ERISA.

Section 4.28 Survival. The representations and warranties contained in this Article IV shall survive for so long as the Loan shall remain payable, or any Obligation shall remain subject to performance.

ARTICLE V

MORTGAGOR COVENANTS AND LOAN REQUIREMENTS

Section 5.01 Property Covenants and Requirements.

(a)            Obligation to Pay Taxes and Property Charges. Mortgagor shall promptly and fully pay all Taxes and Property Charges (as hereinafter defined) now or hereafter assessed or levied against the Property prior to the delinquency thereof. As used in the Loan Documents, the term “Property Charges” means all ground rents, maintenance charges, impositions (other than Taxes) and similar charges, including, without limitation, fees for the use of vaults, chutes, and adjoining areas, now or hereafter assessed or imposed against the Property, or any part thereof, together with any penalties thereon. Except to the extent funds sufficient to fully pay such charges have been deposited into the Tax Escrow Account established under Section 6.01 hereof, Mortgagor shall furnish to Mortgagee, upon reasonable request, evidence reasonably satisfactory to Mortgagee that all Taxes and other Property Charges have been paid and are not delinquent.

(b)            Obligation to Discharge Liens. Mortgagor shall within twenty-five (25) days cause to be paid and discharged (or bonded over) any Lien or charge which may be or become a Lien against the Property, including, without limitation, mechanic’s liens, materialman’s liens, judgments, and tax liens, other than those permitted under the Loan Documents. After prior written notice to Mortgagee, Mortgagor, at its own expense, may contest the amount, validity, or application, in whole or in part, of any Taxes, Property Charges, or Liens by appropriate legal proceeding, promptly initiated and conducted expeditiously in good faith with proper due diligence, provided that:

(i)            No Event of Default has occurred and is continuing under the Loan;

(ii)           Such proceeding either suspends the collection of such amounts, or if not suspended, Mortgagor establishes an escrow with Mortgagee in an amount equal to one hundred twenty-five percent (125%) of the lien;

(iii)          Such proceeding does not put the Property in danger of being sold for such delinquency;

(iv)          Such proceeding is conducted in accordance with law and is not prohibited under any other agreement or obligation to which Mortgagor or the Property is subject; and

(v)           Mortgagor shall furnish to Mortgagee all other items and information reasonably requested by Mortgagee.

(c)            Maintenance of Property. Mortgagor shall maintain the Property in a good and safe condition and repair.

(i)            Removal, Demolition, and Material Alteration. No portion of the Property shall be removed, demolished, or materially altered without Mortgagee’s prior written consent, not to be unreasonably withheld, conditioned, or delayed.

(ii)            Waste. Mortgagor shall not commit or suffer any intentional material physical waste of the Property or do or permit to be done thereon anything that may in any way materially impair the value of the Property, materially increase the risk of fire or other hazard on the Property, or invalidate or allow the cancellation of the insurance coverage required to be maintained by Mortgagor hereunder.

(d)            Use of Property. Mortgagor shall not allow material changes in the use of the Property without Mortgagee’s prior written consent, not to be unreasonably withheld, conditioned, or delayed. Mortgagor shall not initiate, join in, consent to any change in, or seek any variance under any private restrictive covenant or zoning or land use ordinance limiting or defining the uses which may be made of the Property. If use of all or any portion of the Property is or shall become a nonconforming use, Mortgagor will not cause or permit the nonconforming use to be discontinued or the nonconforming portion of the Property to be abandoned without Mortgagee’s prior written consent, which is not to be unreasonably withheld, conditioned, or delayed.

(e)            Compliance with Laws; Environmental Compliance. Mortgagor shall promptly and fully comply with Applicable Law now or hereafter affecting the Property, including, without limitation all Environmental Laws (as defined in the Environmental Indemnity). Mortgagor shall do or cause to be done all things reasonably necessary to preserve, renew, and keep in full force and effect all rights, licenses, permits, and franchises required for the operation of the Property. Mortgagor shall not commit, permit, or suffer to exist any act or omission leading to forfeiture of the Property or any part thereof, or the rents and income derived therefrom. Mortgagor shall notify Mortgagee promptly of Mortgagor’s knowledge or receipt of any notice relating to a violation of any Applicable Law, or of the commencement of any proceedings or investigations which relate to compliance with Applicable Law. Upon Mortgagee’s written request, Mortgagor shall provide Mortgagee with copies of all notices, reports, or other documents relating to any litigation or governmental investigation relating to Mortgagor or the Property.

(f)            Compliance with Property Agreements. Mortgagor shall observe and perform in a timely manner each and every obligation to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property or used in connection with the operation of the Property including, without limitation, the Property Agreements.

(g)            Property Management. Mortgagor shall manage the Property in a commercially reasonable manner. Mortgagor shall not enter into any property management agreement without the prior written consent of Mortgagee, not to be unreasonably withheld, conditioned, or delayed. Mortgagee shall have the right to approve both the property manager and the terms of any property management agreement, such approval not to be unreasonably withheld, conditioned, or delayed. Mortgagee’s approval may be conditioned, inter alia, upon receiving an assignment and subordination of the property management agreement on such form as approved by Mortgagee in its reasonable discretion. In such assignment and subordination agreement Mortgagor shall assign all its rights and interests in the property management agreement and the property manager shall subordinate its rights and interests, including, without limitation, its rights to any management fees. Each of Mortgagor and the property manager shall further acknowledge among other rights, Mortgagee’s right to terminate the property management agreement upon the occurrence and during the continuance of an Event of Default.

Section 5.02 Leasing Covenants. Mortgagor shall observe and perform all obligations imposed upon the landlord under the Lease and any other Leases now existing or hereinafter entered into and shall not do or permit to be done anything to impair the value of any of the Leases. Upon Mortgagee’s request, Mortgagor shall promptly send Mortgagee copies of all default notices sent or received by Mortgagor under any Lease (other than residential Leases). Mortgagor shall enforce all terms, covenants, and conditions contained in the Leases in a commercially reasonable manner and shall not collect any Rents more than one (1) month in advance (other than a security deposit). Pursuant to Article II hereof, Mortgagor has assigned Mortgagee all its rights and interest in the Lease and Rents and shall not further assign or pledge its interests in the Lease or Rents, except in connection with this Loan or a Permitted Additional Financing. Mortgagor acknowledges and agrees that Mortgagee’s consent, not to be unreasonably withheld, conditioned, or delayed, shall be required in connection with all proposed new Leases and material amendments and supplements to the Lease.

Section 5.03 Insurance Coverages. Mortgagor shall obtain and maintain at its own expense during the term of the Loan such insurance coverages (including, without limitation, the policy type, minimum coverage amounts, maximum deductibles, and acceptable exclusions) as Mortgagor shall deem reasonably necessary considering, among other things, the location, use, and occupancy of the Property and shall comply with all terms, covenants, and obligations in Article VII with respect to any proceeds thereof in the event of a Casualty or Condemnation. Mortgagee reserves the right to periodically review and modify the insurance requirements hereunder in Mortgagee’s reasonable discretion, provided that any such modifications shall be consistent with insurance requirements for comparable properties in the same geographic area. As of the date hereof, Mortgagor acknowledges and agrees it shall maintain the insurance coverages set forth in this Section 5.03, subject to Mortgagee’s right to amend any insurance coverages required hereunder in accordance with the foregoing.

(a)            Property Insurance. Mortgagor shall maintain (or cause the Tenant under the Lease to maintain, as applicable) comprehensive property insurance under one or more insurance policies insuring against the perils of, without limitation, fire, water, wind, burglary, theft, malicious mischief, riot, civil commotion, vandalism, and any other peril now or hereafter covered under a “causes of loss-special form” policy. Each policy shall include the endorsements required hereunder and shall comply with all covenants contained herein.

(i)            Full Replacement Value Endorsement. Such policy or policies shall insure the Improvements and Personal Property in an amount equal to one hundred percent (100%) of full replacement cost, without taking into account depreciation, as reasonably determined by Mortgagee from time to time. Mortgagee may, at any time and from time to time, upon reasonable advance notice to Mortgagor, increase the coverage requirements under this Section to reflect increases to the full replacement cost of the Improvements and Personal Property as determined by Mortgagee. In making its determination, Mortgagee may rely on a qualified, independent appraiser or engineer.

(ii)           Boiler and Machinery Insurance. Mortgagor shall maintain comprehensive boiler and machinery insurance and systems breakdown coverage (without exclusion for explosion), insuring, without limitation, all boilers, turbines, engines, or other pressure vessels, and machinery and equipment (including, without limitation, heating, ventilation, and air-conditioning equipment, refrigeration equipment, sprinkler systems, electrical systems, pipes, conduits, and similar machinery and components) located in or servicing the Property. The coverage under such boiler and machinery insurance shall be in such amount per accident equal to one hundred percent (100%) of full replacement cost (as reasonably determined and adjusted from time to time by Mortgagee). Such insurance shall also provide coverage against business interruption and loss of income or use arising from the Casualty. The policy shall name Mortgagee as an additional insured under a standard joint loss clause and shall provide that all proceeds be paid to Mortgagee.

(iii)            Business Interruption or Loss of Rental Income Insurance. Mortgagor shall maintain business interruption insurance, with loss payable to Mortgagee, insuring against lost Rents resulting from any insured peril. Coverage shall be on an “as loss sustained” basis in an amount equal to one hundred percent (100%) of the income (as herein defined) for the Property for a period of not less than twelve (12) months from the date of casualty, with a twelve (12)-month extended period of indemnity. The amount of coverage as of the Effective Date shall be determined by Mortgagee and adjusted at least once each year based on a reasonable estimate of projected gross Rent for the next ensuing twelve (12)-month period. Mortgagee may hold and apply all proceeds paid under such policy as permitted under the Loan Documents. For purposes of this coverage, “income” means the sum of the total, then ascertainable Rents payable under the Lease, and the total ascertainable amount of all other payments to be received by Mortgagor from third parties which are the legal obligation of the Property’s tenants, occupants, and licensees, reduced to the extent such amounts would not be received because of operating expenses not incurred during the period that any portion of the Property cannot be occupied as a result of the Casualty.

(b)            Commercial General Liability Insurance. Mortgagor shall maintain (or shall cause the Tenant under the Lease to maintain as applicable) commercial general liability insurance coverage with “products and completed operations coverage,” insuring against bodily injury, death, and property damage, including all legal liability to the extent insurable and all court costs, legal fees, and expenses arising out of, or connected with, the possession, use, leasing, operation, maintenance, or condition of the Property in such amounts as may be required by Mortgagee from time to time, but in no event less than One Million and 00/100 Dollars ($1,000,000.00) per occurrence and Two Million and 00/100 Dollars ($2,000,000.00) in the annual aggregate (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement) and with umbrella or excess liability insurance in an amount not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required. The policy must name Mortgagee as an additional insured.

(c)            Additional Insurance Coverage Requirements. Without limiting the foregoing, Mortgagor shall maintain the following additional insurance coverages, if applicable, in such amounts and with such deductibles as provided below (or if not so provided, as determined by Mortgagee in its reasonable discretion), including, without limitation:

(i)              Ordinance or Law Coverage if any part of the Improvements is or shall later become a legal nonconforming use under Applicable Law with a coverage amount of $100,000.

(ii)             Intentionally omitted

(iii)            Workers’ compensation insurance for all employees employed at the Property which, if applicable, can be purchased on an “if any” basis. All coverage and coverage limits shall be in compliance with the laws of New York State.

(iv)            Motor vehicles liability insurance for all owned and non-owned automobile liability on an “if any” basis insuring against liability occurring on or about the Property or arising from the use of the Property.

(v)            Builder’s risk insurance during any period of construction, renovation, or alteration of the Improvements, such insurance to not be less than one hundred percent (100%) of the full replacement cost value of the existing Improvements; provided, however, that as of the Effective Date, such coverage shall not be required.

(vi)            Intentionally omitted.

(vii)          Intentionally omitted.

(viii)         Any other insurance Mortgagee reasonably deems necessary to cover any other insurable hazards with respect to the Property whether now known or later discovered, and any replacements, substitutions, or additions to any of the coverages required hereunder, provided that such insurance is customary for comparable properties in the same geographic area.

(d)            Policy Prohibitions. No policy shall:

(i)              Exclude coverage for windstorm damage and, if such coverage is limited after a storm is named, such policies shall contain a “Named Storm Endorsement”; provided, however, that notwithstanding the foregoing, Mortgagor’s existing coverage with a 2% deductible and $50,000 minimum for wind and named storm coverage is acceptable to Mortgagee.

(ii)             Permit Mortgagor or Mortgagee to become a co-insurer within the terms of the applicable policy; or

(iii)            Except as otherwise expressly provided herein, have a deductible exceeding One Hundred Thousand and No/100 ($100,000.00).

(e)            Qualified Insurers. All insurance shall be issued under valid and enforceable policies issued by one or more domestic insurers authorized to issue insurance in New York having a minimum rating of A-/VII rating by A.M. Best Company and acceptable to Mortgagee in its reasonable discretion. Mortgagee’s approval of the insurer or the insurance coverage is not a representation or warranty concerning the sufficiency of any coverage.

(f)            Policy Requirements. All policies shall be for a term of not less than one (1) year and, unless indicated to the contrary herein, shall insure and name Mortgagee as beneficiary under a so-called “standard mortgagee clause.” Each policy shall provide coverage that: (i) prohibits cancellation or termination before the policy’s expiration date; (ii) permits recovery by Mortgagee notwithstanding any defense to claims that may be available to the insurer due to the acts or omissions of Mortgagor; (iii) permits proceeds to be directly payable to Mortgagee; (iv) entitles Mortgagee to at least ten (10) days prior written notice of cancellation for nonpayment of premiums and at least thirty (30) days prior written notice of nonrenewal or modification; and (v) contains a waiver of subrogation endorsement as to Mortgagee. If the required insurance coverage is provided under a blanket policy covering the Property and other properties or assets not secured by this Loan, such blanket policy must specify the portion of total coverage that is allocated to the Property and any sublimit in such blanket policy which is applicable to the Property. A blanket policy shall comply in all other respects with the requirements of this Section.

(g)            Evidence of Insurance. Mortgagor shall deliver to Mortgagee evidence of the insurance coverages required under this Section, together with proof of payment for the first year’s premiums, on or before the Effective Date and thereafter, not less than thirty (30) days before the expiration date of each policy. All evidence of insurance coverage shall be in form and substance reasonably satisfactory to Mortgagee. All evidence of insurance shall accurately reflect the coverages available under each such policy and shall satisfy all requirements hereunder. Mortgagee shall have the right at any time and from time to time to require further assurances from the insurer or its agent regarding the effectiveness of any policy and the coverages provided therein.

(h)            Mortgagee’s Right to Obtain Insurance. If Mortgagor fails to obtain or maintain the insurance coverages required hereunder or shall fail to provide Mortgagee satisfactory evidence of all required insurance coverages, and if Mortgagor fails to cure such deficiency within five (5) Business Days after notice from Mortgagee of such deficiency, an Event of Default shall be deemed to have occurred upon which no further notice or right of cure shall be available to Mortgagor. Upon such Event of Default, Mortgagee shall have the right to obtain all required insurance not provided by Mortgagor. All amounts advanced by Mortgagee to procure such insurance shall be added to the principal amount secured by this Mortgage and bear interest at the Default Rate. As used herein and in the Loan Documents, the “Default Rate” shall have the meaning given to such term under the Note. Mortgagee shall have no liability for the performance of any insurer selected or approved by Mortgagee.

Section 5.04 Existence, Financial and Reporting Covenants.

(a)            Continued Existence and Good Standing. Mortgagor shall maintain its existence in accordance with Article III of this Mortgage and shall remain in good standing in New York and shall not dissolve or permit any Guarantor to dissolve.

(b)            Payment of Debt and Performance of Obligations. Mortgagor shall fully and punctually pay all amounts and perform all Obligations when and as required by the Loan Documents. Mortgagor may not prepay the Loan except in strict accordance with the Note.

As used in the Loan Documents, the term “Business Day” or “business day” means any day other than a Saturday, a Sunday, or days when federal banks located in the State of New York are closed for a legal holiday or by government directive.

(c)            Books and Records. Mortgagor shall keep adequate books and records of account with respect to its financial condition and the financial condition and operation of the Property, in accordance with GAAP or such other method acceptable to Mortgagee, which method must be consistently applied.

(d)            Financial Reporting of the Property. Within the time periods prescribed by this Section 5.04(d) and upon reasonable request following any Event of Default, Mortgagor shall furnish all financial statements and information reasonably requested by Mortgagee, each prepared in such detail as reasonably required by Mortgagee and each certified by a Responsible Officer to be true, complete, and correct in all material respects. As used in the Loan Documents, the term “Responsible Officer” means, as to any Person, an individual who is a managing member, general partner, chief executive officer, president, or vice president of such Person, or, with respect to financial matters, the chief financial officer or treasurer of such Person, or other officer authorized by such Person to deliver documents and information with respect to the financial matters under this Loan.

(i)            Periodic Reporting. As soon as available, but in any event within thirty (30) days after the end of each calendar quarter, Mortgagor shall provide the following statement, each certified by a Responsible Officer:

(A)           Intentionally omitted; and

(B)            an operating statement for the Property, detailing the operating income received, operating expenses incurred, and itemizing all costs paid during such period.

(ii)            Year-End Reporting. As soon as available, but in any event within ninety (90) days after the close of Mortgagor’s fiscal year, Mortgagor shall provide the following statements, each certified by a Responsible Officer:

(A)           Intentionally omitted;

(B)            an annual operating statement for the Property, which statement shall be audited by an independent certified public accountant or certified by a Responsible Officer, prepared on an annual basis; provided, however, that Mortgagee acknowledges and agrees that so long as Guarantor is a public company it shall accept the public filings of Guarantor in satisfaction of this Section 5.04(d)(ii)(B); and

(C)            an annual balance sheet and profit and loss statement for Mortgagor which statement shall be audited by an independent certified public accountant or certified by a Responsible Officer; provided, however, that Mortgagee acknowledges and agrees that so long as Guarantor is a public company it shall accept the public filings of Guarantor in satisfaction of this Section 5.04(d)(ii)(C).

(e)            Financial Statements and Other Information on Guarantor. Mortgagor shall cause Guarantor to provide to Mortgagee as soon as available, but in any event within ninety (90) days after the close of such entity’s fiscal year, such parties’ financial statements in form reasonably satisfactory to Mortgagee, certified by an independent auditor or by a Responsible Officer to be accurate and complete in all material respects. Upon request, Mortgagor shall also cause Guarantor to provide such additional financial information, including without limitation, copies of state and federal tax returns within ten (10) days of Mortgagee’s written request. Notwithstanding the foregoing, Mortgagee acknowledges and agrees that so long as Guarantor is a public company, it shall accept the public filings of Guarantor in satisfaction of this Section 5.04(e).

(f)            Additional Information. Promptly, upon reasonable written request, Mortgagor shall provide such other information relating to Mortgagor, the Property, or the Lease, as Mortgagee may reasonably request in writing from time to time.

(g)            Mortgagee’s Rights of Examination and Audit. Following and during the continuance of an Event of Default, Mortgagee and its agents shall have the right to examine the books, records, statements, and files evidencing the financial condition of Mortgagor and the Property and to make copies and abstracts from such materials during normal business hours but without any advance notice. Following and during the continuance of an Event of Default, Mortgagee shall also have the right to conduct an independent audit of Mortgagor’s books, records, statements, and files. If Mortgagee’s audit discloses a material error of more than ten percent (10%), Mortgagor shall pay all reasonable out-of-pocket costs of Mortgagee’s audit. Any unpaid amounts due hereunder shall be added to principal and shall bear interest at the Default Rate until paid in full. The payment of all amounts due hereunder shall be secured by this Mortgage and all collateral secured hereunder.

Section 5.05 Covenants of Continued Cooperation.

(a)            Obligation to Maintain Existence. Mortgagor will continue to engage in the businesses presently conducted to the extent the same are necessary for the ownership, maintenance, management, and operation of the Property. Mortgagor will qualify to do business and will remain in good standing under the laws of New York and each other jurisdiction as and to the extent the same are required for the ownership, maintenance, management, and operation of the Property. Mortgagor shall continuously maintain its existence and its rights, licenses, permits and franchises to do business in New York and shall not dissolve or permit its dissolution. Mortgagor shall not change its name, form of legal entity, or its location as a registered organization within the meaning of the NY UCC.

(b)            ERISA Compliance. Mortgagor shall not engage in any transaction which would cause the representation in Section 4.27 of this Mortgage to become untrue or inaccurate. Throughout the term of the Loan, Mortgagor agrees to deliver to Mortgagee such certifications or other evidence as reasonably requested by Mortgagee to confirm compliance with Mortgagor’s obligations under this Section or to confirm that Mortgagor’s representations and warranties regarding ERISA remain true.

(c)            Compliance with Anti-Terrorism, Embargo, Sanctions, and Anti-Money Laundering Laws. Throughout the term of the Loan, including after giving effect to any Transfer (as defined herein), Mortgagor shall comply with Applicable Law and shall not, at any time during the term of the Loan, take any action, or permit any action to be taken, that would cause Mortgagor’s representations and warranties in Section 4.24 of this Mortgage to become untrue or inaccurate. Mortgagor shall provide to Mortgagee copies of all notices, reports, and other communications exchanged with, or received from, governmental authorities relating to all investigations and shall pay all costs and expenses for complying with Applicable Law in connection with the representations and warranties made in Section 4.24.

(d)            Replacement Documents. Upon receipt of an affidavit from an officer of Mortgagee affirming the loss, theft, destruction, or mutilation of the Note or any other Loan Document not of public record, Mortgagor shall execute and deliver a replacement original of the lost, stolen, destroyed, or mutilated document within ten (10) days of Mortgagee’s request; provided that Mortgagee indemnifies and holds harmless Mortgagor for any loss, cost or damage arising out of the loss, theft, destruction or mutilation of the Note or other Loan Document. In the case of a mutilated document, Mortgagee shall, at the request of Mortgagor, exchange with Mortgagor the original mutilated document for its replacement.

(e)            Loan Estoppels. Mortgagor shall deliver to Mortgagee or Mortgagee’s designee within ten (10) Business Days of Mortgagee’s written request, a statement certified by a Responsible Officer of Mortgagor, acknowledging any facts or circumstances pertinent to the Loan, Mortgagor, the Property, or the Loan Documents as reasonably requested by Mortgagee, including, without limitation, the unpaid principal amount of the Loan; the Applicable Interest Rate (as defined in and charged under the Note); the date monthly debt service payments under the Note are due; the maturity date of the Loan; and the date that the last payment of interest and, if applicable, principal was paid under the Note.

(f)            Tenant Estoppels. Mortgagor shall use commercially reasonable efforts to deliver to Mortgagee within ten (10) Business Days following Mortgagee’s written request, a duly executed estoppel certificate from the Tenant under the Lease. The Tenant estoppel shall satisfy the requirements for delivery of estoppels under the Lease in form and substance reasonably satisfactory to Mortgagee. In the event that Mortgagor is unable to deliver an estoppel certificate from Tenant within such ten (10) Business Day period, then Mortgagor shall deliver to Mortgagee an estoppel certificate duly executed by Mortgagor as the landlord with respect to the Lease in form and substance as required to be delivered by the Tenant under the Lease or otherwise reasonably satisfactory to Mortgagee.

(g)            Payment of Costs. Except to the extent expressly prohibited by law, Mortgagor shall pay all taxes and fees, including transfer taxes, filing, registration, and recording fees, and all expenses incident to the preparation, execution, acknowledgment, negotiation, review, and release of the Note, this Mortgage, and other Loan Documents, together with all replacements, modifications, extensions, consolidations, or restatements of the same.

(h)            Mortgagee’s Right of Entry and Inspection. Mortgagee and its agents may enter the Property upon one (1) Business Day’s prior written notice to Mortgagor (notice to be given unless an Event of Default is continuing or an emergency exists, as determined by Mortgagee in good faith) to inspect the Property and Mortgagor’s books and records relating to the Property during normal business hours. In making such entry and inspection, Mortgagee agrees to use reasonable efforts to minimize disturbance to Mortgagor, Tenant and any other tenants of the Property and such entry shall be subject to any restrictions in the Lease and any other applicable Lease, if any.

(i)             Further Acts and Assurances. Mortgagor, at Mortgagor’s expense, agrees to take such further actions and execute such further documents as Mortgagee may reasonably request to carry out the intent of the Loan Documents or to establish and protect the rights and remedies created or intended to be created in favor of Mortgagee under the Loan Documents or to protect the value of the Property and Mortgagee’s security interests or liens therein.

ARTICLE VI
TAX ESCROW

Section 6.01 Tax and Insurance Escrows.

(a)            Tax Escrow Account. To satisfy Mortgagor's obligation to pay all Taxes, when due, Mortgagor shall make the deposits required under this Section 6.01(a) to an account established by Mortgagee and designated as the "Tax Escrow Account." As of the Effective Date, Mortgagor shall deposit into the Tax Escrow Account the amount allocated to Taxes deposited by the Tenant under the Lease (which amount is to be credited by Mortgagor, as seller, to Mortgagor, as buyer, per the closing statement relating to the sale and finance of the Property dated as of the Effective Date. The estimated amount to be paid each month into the Tax Escrow Account is based on the property's current (or most recent) tax bills, taking into account: (i) the due dates established by the governing taxing authorities during the ensuing tax period; and (ii) the Monthly Tax Deposits (as hereinafter defined) to be collected pursuant hereto from the Effective Date through but not including the date Taxes shall next become due.

(b)            Monthly Deposits to Tax Escrow Account. On each Monthly Payment Date (as defined in the Note), Mortgagor shall pay to Mortgagee the Monthly Tax Deposit. As used in the Loan Documents, the term "Monthly Tax Deposit" means, with respect to the specified period, an amount equal to one-twelfth (1/12) of the Taxes that Mortgagee estimates will be payable during the next ensuing twelve (12) months, subject to adjustment as set forth in Section 6.01(e).

(c)            Disbursements from Escrow Accounts. Provided amounts in the Tax Escrow Account are sufficient to pay the Taxes then due, and further provided that no Event of Default (as hereinafter defined) exists, Mortgagee shall pay the Taxes as they become due on their respective due dates on behalf of Mortgagor by applying the funds held in the Tax Escrow Account to the payment of Taxes then due. In making any payment of Taxes, Mortgagor acknowledges and agrees that Mortgagee may do so according to any bill, statement, or estimate obtained from the governing taxing authority without inquiry into the accuracy of such bill, statement, or estimate and without inquiry into the validity of any tax, charge, assessment, lien, or claim thereunder and without regard to any payment disputes.

(d)            Surpluses and Deficiencies. If amounts on deposit in the Tax Escrow Account for any annual tax period exceed the Taxes actually paid during such tax period, Mortgagee shall, in its discretion, either return the excess to Mortgagor or credit the excess against payments due from Mortgagor for the next succeeding period. If amounts on deposit in either account are insufficient to pay the Taxes actually due during such period, Mortgagee shall notify Mortgagor of the deficiency, and, within thirty (30) days thereafter, but in no event later than ten (10) business days prior to the date such amounts are actually due, Mortgagor shall pay to Mortgagee an amount equal to such deficiency.

(e)            Adjustments to Monthly Deposit Amounts. Mortgagor shall notify Mortgagee immediately if it is given or obtains notice of any changes to the amounts, the payment schedule, or payment instructions for the proper payment of Taxes. Mortgagor authorizes Mortgagee, or Mortgagee's agent, to obtain bills and other information directly from the appropriate taxing authority or insurer. If Taxes shall increase and Mortgagee determines that amounts on deposit in the applicable escrow account shall be insufficient to pay the expense, Mortgagee shall notify Mortgagor of such determination. Commencing on the date specified in such notice and thereafter, on each Monthly Payment Date (as defined in the Note), Mortgagor shall pay the adjusted amount as set forth in said notice for the Monthly Tax Deposit.

Section 6.02 Maintenance of Accounts.

(a)            Control of Account. The account required under this Article VI shall be a custodial account established by Mortgagee. Each escrow account shall be under the sole dominion and control of Mortgagee, and Mortgagor shall have no right to withdraw funds from any such account.

(b)            Interest Payable on Account. Unless required by the laws of New York State or as otherwise expressly provided in this Article VI, Mortgagor shall not be entitled to any earnings or interests on funds deposited into any account. Interest paid or payable with respect to any such account may not be the highest interest rate available and need not be based on a particular external interest rate. Mortgagor agrees that Mortgagee shall have no liability with respect to interest rates paid or interest rate fluctuations.

(c)            No Waiver. No disbursements made from any account during a default or Event of Default shall be deemed a waiver or cure by Mortgagee of such default or Event of Default, nor prejudice in any manner the rights and remedies reserved by Mortgagee hereunder. No insufficiency in any account shall relieve Mortgagor from its obligations under the Loan or under its contracts with third parties.

Section 6.03 Accounts Release. Upon full payment and satisfaction of the Debt and Obligations in accordance with the Loan Documents, Mortgagee shall disburse to Mortgagor all funds, if any, then held in any account established under this Article VI.

ARTICLE VII

CASUALTY AND CONDEMNATION

If the Property, or any portion thereof, shall be damaged or destroyed by Casualty or become subject to any Condemnation, the terms, covenants, and conditions of this Article VII shall apply. As used in the Loan Documents, the term “Casualty” means the occurrence of damage or destruction to the Property, or any part thereof, by fire, flood, vandalism, windstorm, hurricane, earthquake, acts of terrorism, or any other peril; and the term “Condemnation” means the taking by any governmental authority of the Property or any part thereof through eminent domain or otherwise, including, without limitation, any transfer made in lieu of or in anticipation of the exercise or threatened exercise of such taking.

Section 7.01 Provisions Applicable to Casualty and Condemnation.

(a)            Obligation to Notify Mortgagee. Mortgagor shall promptly notify Mortgagee, in writing, of any actual or threatened Condemnation or of any Casualty that damages or renders the Property or any material part thereof unusable.

(b)            Mortgagee Consent Required. Mortgagor shall not make any agreement in lieu of Condemnation or accept any insurance proceeds with respect to a Casualty without Mortgagee’s prior written consent, such consent not to be unreasonably withheld or delayed so long as no Event of Default has occurred or is continuing. Mortgagor shall provide Mortgagee with copies of all notices or filings made or received by Mortgagor in connection with any Casualty or Condemnation or with respect to collection of any insurance proceeds or Condemnation award, as applicable.

(c)            Payment and Trust Provisions. So long as an Event of Default has occurred and is continuing, Mortgagor hereby grants Mortgagee the authority, at Mortgagee’s option either to settle and adjust any claim arising with respect to the Casualty or Condemnation without Mortgagor’s consent, or to allow Mortgagor to settle and adjust such claim; provided that, in either case, the insurance proceeds or Condemnation award, as applicable, is paid directly to Mortgagee. At all times when no Event of Default has occurred and is continuing, Mortgagor shall have the right to settle and adjust any claim arising with respect to the Casualty or Condemnation, subject to Mortgagee’s approval, not to be unreasonably withheld or delayed. If any portion of the insurance proceeds or Condemnation award, as applicable, shall be payable to Mortgagee, but shall have been paid to Mortgagor, then subject to the foregoing, Mortgagor shall hold such amounts in trust for the benefit of Mortgagee to the extent required hereby and shall promptly remit such amounts to Mortgagee.

(d)            Continuing Loan Obligations. Notwithstanding that a Casualty or Condemnation has occurred, or that rights to a Condemnation award or insurance proceeds are pending, no Casualty or Condemnation shall be deemed to excuse any payment obligations of Mortgagor hereunder and Mortgagor shall continue to pay the Debt and other payment obligations under the Loan Documents in strict accordance with the terms of the Note and other Loan Documents.

(e)            Payment of Mortgagee’s Expenses. All expenses incurred by Mortgagee in the settlement and collection of amounts paid with respect to a Casualty or Condemnation (including, without limitation, reasonable legal fees and expenses) and with respect to the administering the repair and restoration as provided in Section 7.01(f) shall be deducted from such amounts and reimbursed to Mortgagee prior to any application as provided hereunder. As used in the Loan Documents, the term “Restoration Proceeds” means any insurance proceeds or Condemnation awards paid or payable on account of a Casualty or Condemnation, as applicable (including, without limitation, any business interruption insurance proceeds) less Mortgagee’s reimbursable expenses as provided in this Section 7.01(e).

(f)             Mortgagor Obligation to Repair and Restore. If Mortgagee makes Restoration Proceeds available to Mortgagor, Mortgagor shall use commercially reasonable efforts to diligently repair and restore the Property to at least equal value and substantially the same character as existed immediately prior to such Casualty or Condemnation. All plans and specifications for the repair and restoration and all contractors, subcontractors, and materialmen to be engaged in the repair and restoration, as well as the contracts under which they have been engaged, shall be subject to Mortgagee’s prior review and written approval, not to be unreasonably withheld, conditioned, or delayed. Mortgagee may engage, at Mortgagor’s reasonable expense, an independent engineer or inspector to assist Mortgagee in its review of any requests and to inspect the Property while work is in progress and at completion, which reasonable amounts can be deducted from insurance proceeds and condemnation awards as provided in Section 7.01(e).

Section 7.02 Casualty.

(a)            Release of Restoration Proceeds for Casualty. If the Property shall be damaged or destroyed, in whole or in part, by any Casualty, then provided that insurance proceeds shall be received by Mortgagee as provided in Section 7.01(c) and provided further that all conditions precedent set out in Section 7.02(b) shall be satisfied in Mortgagee’s reasonable judgment, then, such proceeds shall be held by Mortgagee in a trust fund used to fund the Property’s repair and restoration. In such event, Mortgagee shall disburse Restoration Proceeds for the repair and reconstruction of the Property on an “as work progresses” basis in accordance with customary construction lending requisition criteria and retainages. In no event shall the Mortgage lien be reduced, except to the extent and by the amount of which Restoration Proceeds are applied to the Debt as provided herein. Provided no Event of Default shall have occurred and be continuing, said trust fund shall be interest-bearing and interest, if any, shall be paid or credited to Mortgagor.

(b)            Conditions Precedent to Release of Restoration Proceeds for Casualty. The following conditions precedent shall apply to any release of Restoration Proceeds by Mortgagee in connection with any Casualty:

(i)              Restoration Proceeds in respect of the Casualty are sufficient to restore the Property to substantially the same condition that existed prior to the Casualty.

(ii)             In Mortgagee’s commercially reasonable determination, restoration can be completed no later than the earliest of:

 (A)          twelve (12) months from the date the Casualty occurred or the expiration of Mortgagor’s business interruption insurance, whichever is earlier;

 (B)           the earliest date by which completion is required under the Lease; or

 (C)           the earliest date by which completion is required under Applicable Law to preserve the right to rebuild the Improvements as they existed prior to the Casualty.

(c)            Application of Restoration Proceeds for Casualty to the Debt. If at any time any condition precedent of Section 7.02(b) is not met, then Mortgagee may apply Restoration Proceeds to the Debt. No prepayment penalty or premium shall be applicable to any such application.

(d)            Payment of Surplus Restoration Proceeds for Casualty. Provided no Event of Default shall be then existing, any excess Restoration Proceeds in respect of a Casualty after completion of all repairs and restoration shall, at Mortgagee’s option to be exercised in its good faith, commercially reasonable discretion, either be released to Mortgagor or shall continue to be held pursuant hereto to pay any shortfall to Property operating expenses.

Section 7.03 Condemnation.

(a)            Application of Restoration Proceeds for Condemnation. In the event of a Condemnation other than a Partial Condemnation, Mortgagee shall apply the Restoration Proceeds pursuant to Section 7.03(d) of this Mortgage. As used in the Loan Documents, the term “Partial Condemnation” means a taking by Condemnation affecting less than ten percent (10%) of the Land and no portion of the Improvements and, as to the Land taken, such Land must only be along the perimeter of the Property.

(b)            Release of Restoration Proceeds for Partial Condemnation. In the event of a Partial Condemnation and provided that the condemnation award shall be received by Mortgagee pursuant to Section 7.01(c) and all conditions precedent set out in Section 7.03(c) are satisfied in Mortgagee’s reasonable judgment, then, such proceeds shall be held by Mortgagee in a trust fund used to fund the Property’s repair and restoration. Mortgagee shall disburse Restoration Proceeds for the repair and reconstruction of the Property that is subject to Partial Condemnation on an “as work progresses” basis in accordance with customary construction lending requisition criteria and retainages. In no event shall the Mortgage lien be reduced, except to the extent and by the amount of which Restoration Proceeds are applied to the Debt as provided herein. Provided no Event of Default shall have occurred and be continuing (beyond any applicable notice and cure period), said trust fund shall be interest-bearing and interest, if any, shall be paid or credited to Mortgagor.

(c)            Conditions Precedent to Release of Restoration Proceeds for Partial Condemnation. The following conditions precedent shall apply to any release of Restoration Proceeds in connection with any Partial Condemnation:

 (i)            No Event of Default shall have occurred and be continuing (beyond any applicable notice and cure periods) under the Loan.

 (ii)            Restoration Proceeds in respect of the Partial Condemnation are sufficient to restore the Property to substantially the same condition that existed prior to the Partial Condemnation.

 (iii)           In Mortgagee’s commercially reasonable determination, restoration can be completed no later than the earlier of:

 (A)          Six (6) months from the date the Partial Condemnation occurred; or

 (B)           the earliest date by which completion is required under Applicable Law to preserve the right to rebuild the Improvements as they existed prior to the Partial Condemnation.

(d)            Application of Restoration Proceeds for Condemnation. In the event of a Condemnation other than a Partial Condemnation, or if at any time any condition precedent of Section 7.03(c) is not satisfied, then Mortgagee may apply Restoration Proceeds to the Debt. No prepayment penalty or premium shall be applicable to any such application. Any excess Condemnation award remaining in the trust fund after the completion of all repairs and restoration undertaken pursuant to Section 7.03(b) shall be applied to the Debt.

ARTICLE VIII

NO TRANSFERS; DUE ON SALE

Section 8.01 Prohibition Against Transfers. Mortgagor shall not permit any Transfer or cause any Transfer to occur other than a Permitted Transfer, as defined in Section 8.03 of this Mortgage. Any Transfer made in violation hereof shall be an Event of Default. As used herein and in the other Loan Documents, the term “Transfer” means any action by which: (a) the legal or beneficial ownership of the Equity Interests in Mortgagor; (b) the legal or equitable title to the Property, or any part thereof; or (c) the cash generated by the Property or any portion thereof, is sold, assigned, transferred, hypothecated, pledged, or otherwise encumbered or disposed of, whether undertaken directly or indirectly, or occurring by operation of law or otherwise. By way of illustration and not limitation, the term Transfer includes the sale, conveyance, assignment, or the grant of an option, mortgage, deed of trust, pledge, or security interest in, or any other transfer in whole or in part of, the Property, as security or otherwise; the grant of an easement affecting the Property or any other agreement granting rights in or restricting the use or development of the Property, including, without limitation, air, water, and mineral rights; an installment sale wherein Mortgagor agrees to sell the Property for a price to be paid in installments; or an agreement by Mortgagor to lease all or a substantial part of the Property for a use other than actual occupancy by a space tenant thereunder.

Section 8.02 Due on Sale. Upon any Transfer other than a Permitted Transfer, the Loan shall be immediately due and payable in full, together with all amounts due under the Loan Documents.

Section 8.03 Permitted Transfers. Mortgagee shall have the right in its reasonable discretion to approve, conditionally approve, or disapprove any Transfer, other than a Permitted Transfer. As used in the Loan Documents, the term “Permitted Transfer” means:

(a)            Transfers of Equity Interests which, in the aggregate over the term of the Loan:

 (i)             Do not exceed forty-nine percent (49%) of the total Equity Interests in Mortgagor, or result in any Person holding an Equity Interest in Mortgagor, which exceeds forty-nine percent (49%) of the total Equity Interests in Mortgagor; and

 (ii)            Do not result in a change of Control of Mortgagor or Guarantor.

(b)            Transfers with respect to any Person whose stocks or certificates are traded on a nationally recognized stock exchange.

(c)            Transfers which have been approved by Mortgagee.

(d)            Permitted Encumbrances.

(e)            Transfers of worn out or obsolete furnishings, fixtures, or equipment that are promptly replaced with property of equivalent value and functionality.

(f)             New or renewal Leases approved by Mortgagee or those permitted without prior approval in accordance with this Mortgage.

(g)            A Transfer of direct or indirect Equity Interests in Mortgagor or Guarantor among Affiliates of the current holders of Equity Interests in Mortgagor or Guarantor as of the Effective Date, including internal reorganizations and restructurings, provided that (i) Mortgagor remains a Single Purpose Entity, (ii) there is no change of Control of Mortgagor or Guarantor, and (iii) Mortgagor provides Mortgagee with written notice of such transfer within ten (10) Business Days after the effective date thereof, together with updated organizational charts reflecting the post-transfer ownership structure.

ARTICLE IX

EVENTS OF DEFAULT; REMEDIES

Section 9.01 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Mortgage and the Loan:

(a)            Payment Default. If Mortgagor shall fail to pay within five (5) Business Days after such payment is due, subject to any applicable notice and cure period, any payment required to be made by Mortgagor under this Mortgage, the Note, or any other Loan Document.

(b)            Maturity Default. If unpaid principal, accrued but unpaid interest, and all other amounts outstanding under the Loan are not paid in full on or before the Maturity Date, time being of the essence.

(c)            Cross-Default. If a material “Event of Default” (as that term is defined in the applicable Loan Documents) occurs under any other Loan Document or a default beyond applicable notice and cure periods occurs with respect to any Affiliate Lease Agreement.

(d)            False Representation or Warranty. If any representation or warranty made by Mortgagor, or any Guarantor in any of the Loan Documents, or in any certificate, report, financial statement, or other instrument or document furnished to Mortgagee in connection with the Loan or in any request hereafter made for Mortgagee’s consent shall be false or misleading in any material respect.

(e)            Insolvency, Bankruptcy, and Debtor Relief.

 (i)            Admission of Insolvency. If Mortgagor, or Guarantor shall admit in writing its inability to pay its debts as they become due, make an assignment for the benefit of creditors, or generally not pay its debts as they become due.

 (ii)            Voluntary Bankruptcy and Debtor Relief. If Mortgagor or Guarantor shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian, conservators, or other similar official for it or for all or any substantial part of its assets.

 (iii)            Involuntary Bankruptcy. If there shall be commenced against Mortgagor or Guarantor any case, proceeding, or other action of a nature referred to in subsection (e)(ii) above by any party other than Mortgagee which results in the entry of an order for relief or any such adjudication or appointment or remains undismissed, undischarged, or unbonded for a period of sixty (60) days.

(f)            Attachment or Distraint. If there shall be commenced against Mortgagor or Guarantor any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or a substantial part of the Property which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, or bonded pending appeal within sixty (60) days from the entry thereof.

(g)            Judgments and Liens. If any judgment for monetary damages is entered against Mortgagor or Guarantor or if any Lien other than a Permitted Encumbrance is filed against the Property which, in Mortgagee’s reasonable judgment, has a Material Adverse Effect or is not covered to Mortgagee’s reasonable satisfaction by collectible insurance proceeds. As used in the Loan Documents, the term “Material Adverse Effect” means, with respect to any circumstance, act, condition, or event of whatever nature, including determinations made in any litigation, arbitration, or governmental investigation or proceeding, whether singly or in conjunction with any other event, act, condition, or circumstances, whether or not related, which in Mortgagee’s reasonable judgment causes a material change or adverse effect upon: (i) the business, operations, prospects, or financial condition of Mortgagor or Guarantor; (ii) the ability of either Mortgagor or Guarantor to perform its Obligations under any Loan Document to which it is a party; (iii) the use, value, or condition of the Property; (iv) the compliance of the Property with any Applicable Law; or (v) the validity, priority, or enforceability of any Loan Document or the liens, rights, or remedies of Mortgagee thereunder, including, without limitation, recourse against the Property.

(h)            Transfer Violation. If a Transfer shall occur in violation of Article VIII of this Mortgage or in violation of any terms and conditions contained in Mortgagee’s consent to a Transfer.

(i)             Insurance Default. If Mortgagor fails to obtain, pay for or timely deliver evidence of the insurance coverages required under the Loan and such failure continues for thirty (30) days after written notice from Mortgagee.

(j)             Taxes Default. If any Taxes are not paid when due and payable.

(k)            Violating Formation and Existence Requirements. If Mortgagor or Guarantor shall:

 (i)             Dissolve or fail to remain in good standing in each of their respective state of formation;

 (ii)            Fail to remain authorized to do business in New York if required under this Mortgage; or

 (iii)           Breach any covenant contained in Article III of this Mortgage.

(l)             Prohibited Action in Respect of Leases. If Mortgagor breaches any covenant contained in Section 5.02 of this Mortgage.

(m)            Other Defaults. Except to the extent otherwise specifically set forth in this Mortgage or other Loan Document, if any other default shall occur which is not cured:

 (i)             In the case of any default which can be cured by the payment of a sum of money, within ten (10) Business Days after written notice from Mortgagee to Mortgagor; or

 (ii)            In the case of any other default, within thirty (30) days after written notice from Mortgagee to Mortgagor, except that if said default cannot be cured within such time period and provided that Mortgagor is diligently pursuing a cure and no other Event of Default is then existing, then, Mortgagor shall have an additional reasonable period to effect a cure, but in no event shall the entire cure period be more than ninety (90) days.

Section 9.02 Mortgagee’s Remedies. Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights, remedies, and powers of Mortgagee at law or in equity, all of which Mortgagee hereby reserves, Mortgagee may take any action described in this Section to the fullest extent permitted by law. Any and all actions taken hereunder may be pursued by Mortgagee in its own name or in the name of Mortgagee’s nominee, without notice or demand of any kind, except as otherwise expressly provided in the Loan Documents or by Applicable Law. To the extent permitted by Applicable Law, Mortgagee may exercise all rights, remedies, and powers at such time and in such manner as Mortgagee determines in its sole discretion, including, without limitation, exercising one or more remedies concurrently, without impairing or adversely affecting any other rights, remedies, and powers granted or reserved hereunder.

(a)            Entry and Possession. Mortgagee shall have the right to enter upon and take possession of the Property, and dispossess and exclude Mortgagor, its agents, and servants by summary proceedings or otherwise. In furtherance hereof, Mortgagee shall have all rights granted at law or in equity to mortgagees-in-possession, including, without limitation, taking possession of all books, records, and accounts relating to the Property; using, operating, managing, and controlling the Property and every part thereof; and entering into, enforcing, and modifying Leases and Property Agreements.

(b)            Protective Advances. Mortgagee shall have the right to make any payments or incur any expenses that Mortgagee shall reasonably determine are necessary to protect or preserve the Property and Mortgagee’s Lien and security interests therein. In furtherance of this right, Mortgagor hereby authorizes Mortgagee to make such payments and to incur such expenses in Mortgagee’s reasonable discretion to the extent reasonably necessary to protect or preserve the Property and Mortgagee’s security interests therein. All reasonable and documented amounts paid by Mortgagee hereunder shall be secured by this Mortgage and added to the Debt with interest thereon at the Applicable Rate (or, during the continuance of an Event of Default, the Default Rate) from the date of payment until repayment in full. Mortgagee shall be subrogated to the rights of Mortgagor, if any, under any contract or agreement paid, or any debt or Lien discharged, by a protective advance made by Mortgagee pursuant to this Section 9.02(b).

(c)            Acceleration. Mortgagee may declare the entire Debt immediately due, payable, and collectible, regardless of maturity, and, upon such event, the entire Debt shall become immediately due, payable, and collectible; and thereupon Mortgagee may exercise all rights and remedies granted hereunder or at law, with or without notice to Mortgagor, including, without limitation, instituting any proceedings to foreclose this Mortgage, by judicial action or by any other action permitted hereunder or by Applicable Law. No prepayment penalty or premium shall be due in connection with any acceleration of the Loan.

(d)            Foreclosure. Mortgagee may, with or without taking possession of the Property, institute a foreclosure proceeding in accordance with Article 13 of the New York Real Property Actions and Proceedings Law or any Applicable Law in effect on the date foreclosure is commenced, or take any other action as may be allowed, at law or in equity, for the complete or partial foreclosure of this Mortgage to the full extent permitted by law. Mortgagee may bid at any foreclosure sale and may purchase the Property in such proceedings. If Mortgagee shall be the winning bidder at a foreclosure sale, then, in lieu of paying cash, Mortgagee may satisfy all or a portion of the purchase bid by taking a credit against the bid amount for any outstanding Debt then due Mortgagee, including, without limitation, the costs and expenses of enforcing the Obligations, up to the aggregate outstanding Debt then due.

(e)             Deficiency Judgment. Except as otherwise provided in the Loan Documents or by Applicable Law, Mortgagee may sue for and obtain a judgment for any deficiency remaining on the Debt after applying all amounts received by Mortgagee in furtherance of the exercise of its rights to enforce this Mortgage as provided in this Section 9.02.

(f)             UCC Foreclosure and Other Rights. With respect to any Personal Property, Mortgagee may exercise all rights, remedies, and powers accruing to Mortgagee under the Loan Documents, the NY UCC, or any other remedy available at law or in equity. In furtherance thereof, Mortgagee may take possession of any Personal Property and take such measures as Mortgagee deems necessary for the care, protection, and preservation of such Personal Property. Mortgagee shall have the right to require Mortgagor, at its sole expense, to assemble any Personal Property and make it available to Mortgagee at such time and place as Mortgagee may direct. In exercising the right to sell any Personal Property pursuant to the NY UCC, Mortgagor hereby agrees that ten (10) Business Days’ prior written notice of such action shall constitute reasonable advance notice to Mortgagor.

(g)            Appointment of Receiver. Mortgagee may apply for the appointment of a receiver of the Rents, or the Property, or both, without notice to Mortgagor. Except as may be required by Applicable Law, Mortgagee shall be entitled to the appointment of a receiver as a matter of right, without consideration of the value of the Property securing the Debt, or the solvency of any Person liable for the payment of such amounts. Mortgagor hereby consents to such appointment, whether during the pendency of a foreclosure proceeding or otherwise, and waives notice of any application therefor, unless notice is expressly required by Applicable Law.

(h)            Right to Sue. Mortgagee may, from time to time, take any legal action permitted by Applicable Law to recover any sums due under the Loan Documents, without regard to whether the Loan has been accelerated, or whether foreclosure and any other enforcement action has been commenced. Mortgagee may exercise this right without prejudicing Mortgagee’s right to concurrently take any other enforcement action, including, without limitation, foreclosure.

(i)              No Obligation to Marshal Assets. In exercising its rights and remedies under this Mortgage, Mortgagee shall have no obligation to marshal assets or to realize upon all the Property. Mortgagor hereby waives any right to have any of the Property marshaled in connection with any sale or other exercise of Mortgagee’s rights, remedies, and powers hereunder.

Section 9.03 Omnibus Provisions Pertaining to Mortgagee’s Rights and Remedies.

(a)             Remedies Cumulative. The rights, powers, and remedies of Mortgagee hereunder are separate, distinct, and cumulative with all other rights, powers, and remedies of Mortgagee in the other Loan Documents, at law, or in equity, each of which may be exercised independently, concurrently, and successively in Mortgagee’s discretion. Mortgagee’s election of any right, power, or remedy shall not be deemed exclusive of any other and shall not bar or limit the exercise of any other right, power, or remedy.

(b)            No Waiver. No delay or failure by Mortgagee to accelerate the Loan or exercise any right, power, or remedy shall be deemed a waiver by Mortgagee of, or estop Mortgagee from, the future exercise thereof. No partial exercise of any right, power, or remedy shall preclude the further exercise thereof. Notice or demand given to Mortgagor in any instance shall not entitle Mortgagor to notice or demand in any other instance, except as expressly required by the Loan Documents or by Applicable Law. Mortgagee may release security for the Loan, may release any party liable therefor, may grant extensions and forbearances, may accept partial or past due amounts, and may apply any sums or other security held by Mortgagee to the repayment of the Loan, in each case without prejudice to Mortgagee and without such action being deemed an accord and satisfaction or a reinstatement of the Loan.

(c)             Discontinuance of Proceedings. If Mortgagee commences the enforcement of any right, power, or remedy, whether afforded under the Loan Documents or otherwise and such enforcement is then discontinued or abandoned for any reason, then and in every such case, Mortgagee shall be restored to its former positions and rights hereunder without waiver of any Event of Default and without novation, and all rights, powers, and remedies of Mortgagee shall continue as if no such enforcement had been commenced.

(d)            Reimbursement for Enforcement Costs. Mortgagor shall reimburse Mortgagee within thirty (30) days of written demand for all reasonable actual and documented costs, fees, and expenses (including, without limitation, loan servicing fees and reasonable attorneys’ fees) incurred by Mortgagee in connection with any enforcement action taken in accordance with this Article. All sums so incurred shall be added to the Debt and shall be secured by this Mortgage. The exercise by Mortgagor of any statutory rights of redemption shall be expressly conditioned on Mortgagor’s payment of the foregoing and on the payment and performance of all obligations required under any applicable redemption statute.

(e)             Right of Setoff. In addition to, but not in limitation of, any rights, remedies, and powers granted to Mortgagee under the Loan Documents, at law, or in equity, Mortgagee is hereby authorized at any time and from time to time, without notice to Mortgagor or any other Person, such notice being hereby expressly waived, to apply to the Obligations owed Mortgagee under the Loan Documents any amounts then deposited in any escrow or reserve account, if any, or in Mortgagee’s possession, or over which Mortgagee has a security interest, including without limitation any Restoration Proceeds. Such right shall be exercisable by Mortgagee only after the Obligations for which such amounts are secured have matured or been accelerated in accordance with this Mortgage.

(f)             Application of Proceeds. The proceeds of the Property, together with any other sums that may be held by Mortgagee under this Mortgage, whether under the provisions of this Article or otherwise, shall be applied in the order Mortgagee determines in its sole discretion, except as otherwise expressly required by the Loan Documents, an order from a New York court of competent jurisdiction, or the requirements of Applicable Law.

ARTICLE X

MISCELLANEOUS

Section 10.01 Notices. Unless specifically stated otherwise in this Mortgage, all notices, requests, and communications required or permitted to be delivered hereunder shall be in writing and delivered to all Persons at the addresses below, by one of the following methods:

(a)             Overnight Delivery. A nationally recognized overnight courier company, which shall be deemed to have occurred the Business Day following deposit with the courier.

(b)            Certified Mail. Certified mail return receipt requested and postage-prepaid, whereby delivery is deemed to have occurred on the third Business Day following deposit with the United States Postal Service.

(c)             Electronic Delivery. Electronic transmission (facsimile or email) provided that the transmission is completed no later than 5:00 p.m. E.S.T. on a Business Day and the original also is sent via overnight courier or U.S. Mail, whereby delivery is deemed to have occurred at the end of the Business Day on which such electronic transmission is completed, provided the duplicate physical notice is sent as required hereunder.

To Mortgagor:	256 COUNTY ROUTE 117 PERTH LLC,
c/o Vireo Growth Inc.
207 South 9th Street
Minneapolis, MN 55402
Attention: Sean Apfelbaum, General Counsel
Telephone: [***]
E-mail: [***]

with a copy to:	Eversheds Sutherland (US) LLP
227 West Monroe Street, 60th Floor,
Chicago, IL 60606
Attention: Marc A. Benjamin
Telephone: [***]
E-mail: [***]

To Mortgagee:	Name: IIP-NY 2 LLC
Address: 11440 West Bernardo Ct, Suite 100,
San Diego, CA 92127
Telephone: [***]
Email: [***],
[***]

Any party may change its address for purposes of this Section 10.01 by giving written notice as provided in this Section. Notices to counsel or parties other than Mortgagor, Mortgagee, their permitted successors and assigns, or the Loan’s servicer, whether now or hereafter designated by a party as entitled to notice hereunder, are for convenience only and any failure to notify such other parties shall not affect the validity of any notice if sent in accordance with this Section 10.01.

Section 10.02 Usury Saving Clause. At no time is Mortgagor required to pay interest on the Loan or on any other payment due hereunder or under any of the other Loan Documents at a rate which would subject Mortgagee either to civil or criminal liability as a result of being in excess of the maximum interest rate permitted by law. If interest, or any amount deemed interest, whether paid or payable by Mortgagor exceeds or is deemed to exceed the maximum interest rate permitted by Applicable Law, then the amount to be paid shall be reduced by such amount so that the amount to be paid shall not exceed the maximum rate permitted by law. Any payments made in excess of such maximum interest rate shall be deemed to have been payments of principal in inverse order of maturity and not of interest.

Section 10.03 No Joint Venture; No Third-Party Beneficiaries. Mortgagor and Mortgagee intend that the relationship created hereunder and under each of the other Loan Documents is solely that of borrower and lender. Nothing herein or in any of the other Loan Documents is intended to create, nor shall it be construed as creating, anything but a debtor-creditor relationship between Mortgagor and Mortgagee and no such relationship shall be drawn or implied from any of Mortgagee’s actions or from any prior relationship between the parties. No rights reserved or granted to Mortgagee under the Loan shall be deemed to confer those rights on anyone other than Mortgagee and its successors and assigns. Mortgagee shall have no obligation to Mortgagor or any other Person in respect of the Debt or the Property, or any part thereof, and no party shall be deemed a third-party beneficiary entitled to enforce the performance or observance of any of the rights or obligations created in favor of Mortgagee under the Loan Documents.

Section 10.04 Mortgagee Approval. Wherever the Loan Documents give Mortgagee the right to approve or disapprove an action, grant or withhold its consent, waive a requirement, or make any decision, all such matters shall be determined by Mortgagee in its sole discretion, unless expressly provided otherwise in the Loan Documents. By approving or granting consent, accepting or waiving performance, or making decisions, Mortgagee shall not be deemed to have warranted or affirmed the sufficiency, completeness, legality, or effectiveness of the subject matter or of Mortgagor’s compliance with Applicable Law or constitute an undertaking by Mortgagee to perform any Obligation of Mortgagor.

Section 10.05 Performance at Mortgagor’s Expense. Mortgagor acknowledges and agrees that Mortgagee reserves the right to collect from Mortgagor a fee based on a reasonable estimate of the administrative costs as determined by Mortgagee to review or process any request to: (a) modify or waive any provision of the Loan Documents; (b) release or substitute Property; or (c) obtain Mortgagee’s approval or consent whenever required by the Loan Documents including, without limitation, in connection with: (i) a Transfer request; (ii) matters affecting Leases, including amending existing Leases or entering into new Leases; (iii) making improvements or alterations to the Property; and (iv) entering into easements or other agreements affecting the Property. Mortgagor agrees to pay such reasonable fees, along with all reasonable actual and documented legal fees and expenses incurred by Mortgagee within thirty (30) days of demand. Any amounts payable by Mortgagor hereunder shall become part of the Debt and be secured by this Mortgage.

Section 10.06 Mortgagee’s Right of Assignment. This Mortgage may be assigned, sold, or transferred, in whole or in part, by Mortgagee to any Person at any time (provided that Lender shall use good faith, commercially reasonable efforts to promptly provide or cause its successor to provide Borrower written notice of the same). Notwithstanding the foregoing, the parties acknowledge and agree that Mortgagee is collateral assigning its interest in the Loan to Thorofare Asset Based Lending REIT Fund V, LLC, a Delaware limited liability (together with its successors and assigns, “Mortgagee Counterparty”), and no such notice shall be required to be delivered to Mortgagor with respect to such Mortgagee Counterparty and collateral assignment.

Section 10.07 No Merger. In the event that Mortgagee’s interest under this Mortgage and title to the Property or any estate therein shall become vested in the same Person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Property for the amount secured hereby, unless expressly provided otherwise in writing executed by the Person in whom such interests, title, and estate are vested.

Section 10.08 After-Acquired Property. This Mortgage shall encumber, encompass, cover, and apply to and include any and all “after-acquired property” of Mortgagor located at, adjacent, or adjoining to or in any way associated with the use or operation of Property, and such after-acquired property shall be a part of the Property.

Section 10.09 Waiver of Jury Trial. EACH OF MORTGAGOR AND MORTGAGEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY NEW YORK LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS MORTGAGE, THE OTHER LOAN DOCUMENTS, THE DEBT, OR THE LOAN WHETHER BASED ON CONTRACT, EQUITY, TORT, OR ANY OTHER THEORY.

Section 10.10 New York Statutory Provisions. In the event of any inconsistencies between the terms and conditions of this Section 10.10 and the other terms and conditions of the Mortgage, the terms and conditions of this Section 10.10 shall control and be binding, but only to the extent of such inconsistency.

(a)            Statement Pursuant to New York Tax Law; Commercial Property. Mortgagor represents and warrants that within the meaning prescribed under N.Y. Tax Law Section 2531(1-a)(a), this Mortgage does not encumber real property principally improved or to be improved by one (1) or more structures containing in the aggregate not more than six (6) residential dwelling units, each having their own separate cooking facilities.

(b)            Maximum Principal Indebtedness Secured. Notwithstanding anything contained herein to the contrary, the maximum principal indebtedness secured by this Mortgage at execution or which under any contingency may become secured hereby at any time hereafter is the principal sum of Forty-Nine Million and 00/100 Dollars ($49,000,000.00) plus all accrued but unpaid interest thereon and all amounts expended by Mortgagee hereunder to maintain the lien of this Mortgage or to protect the Property secured by this Mortgage during the continuance of a default, to the extent that any such amounts shall constitute payment of (a) taxes, charges or assessments which may be imposed by law upon the Property; (b) premiums on insurance policies covering the Property; and (c) reasonable and documented expenses reasonably incurred in upholding the lien of this Mortgage, including (i) the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage, (ii) any amount, cost or charges to which Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority and (iii) interest at the Default Rate in accordance with the terms herein.

(c)            Statement Pursuant to New York Real Property Law Article 4-a. If this Mortgage shall be deemed to constitute a “mortgage investment” as defined by New York Real Property Law Section 125, then this Mortgage shall and hereby confers upon Mortgagee the powers and imposes upon Mortgagee the duties of trustees set forth in New York Real Property Law Section 126.

(d)            Section 13 of New York Lien Law. Pursuant to Section 13 of the Lien Law of New York, Mortgagor shall receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply such advances first to the payment of the cost of any improvement before using any part thereof for any other purpose. Mortgagor shall comply strictly with Section 13 of the Lien law of New York.

(e)            Section 291-f Protection. Mortgagee shall have all the rights set forth in Section 291-f of the Real Property Law of New York. For purposes thereto, all existing tenants and every tenant or subtenant who, after the recording of this Mortgage, enters into a Lease of any portion of the Property, or who acquires by instrument of assignment or by operation of law a leasehold estate upon the Property, is hereby notified that Mortgagor may not, without obtaining Mortgagee’s prior written consent in each instance, cancel, abridge, or modify any Lease, or accept any prepayments of rent for more than one (1) month in advance of its due date with respect to any Lease thereof having an unexpired term on the date of this Mortgage of five (5) years or more, except as expressly permitted under the Loan Documents, and that any such cancellation, modification, or prepayment made by any such tenant or subtenant without either being expressly permitted under this Mortgage or receiving Mortgagee’s prior written consent shall be voidable by Mortgagee at its option.

(f)             Statutory Rights Not Exclusive. Except as otherwise expressly provided herein, all covenants of Mortgagor herein contained shall be construed as affording to Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of Sections 254, 271, 272, and 291-f of the New York Real Property Law.

(g)            Section 254(4) of the RPL. In the event of any conflict, inconsistency, or ambiguity between the provisions of this Mortgage and the provisions of subsection 4 of Section 254 of the Real Property Law of New York covering the insurance of buildings against loss by fire, the provisions of this Mortgage shall control.

(h)            Release and Assignment. Notwithstanding anything to the contrary contained in this Mortgage, upon payment to Mortgagee of the indebtedness secured by this Mortgage, Mortgagor shall be entitled to receive, at the option and upon the written request of Mortgagor, either a release of record of this Mortgage or an assignment of this Mortgage by Mortgagee to any new lender designated by Mortgagor in recordable form, without payment of any further sums to Mortgagee other than Mortgagee’s customary and reasonable servicing fees and reasonable attorneys’ fees relating thereto.

Section 10.11 Amendments, Extensions, and Modifications. No amendment, supplement, or other modification of this Mortgage shall be effective unless it is in writing and executed by Mortgagor and Mortgagee.

Section 10.12 Headings; Time of the Essence. The headings of the various articles, sections, and subsections in this Mortgage are for reference only and shall not define, expand, or limit any of the terms or provision thereof. TIME IS OF THE ESSENCE with respect to all Mortgagor’s Obligations under this Mortgage and the other Loan Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the date set forth above.

MORTGAGOR:

256 COUNTY ROUTE 117 PERTH LLC, a Delaware limited liability company

By:	/s/ Tyson Macdonald
Name:	Tyson Macdonald
Title:	Chief Financial Officer

Organization ID No:	_________________________

STATE OF _______________ )
)ss:
COUNTY OF _____________ )

On the 21st day of May, 2026 before me, the undersigned, personally appeared Tyson Macdonald, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted. executed the instrument.

/s/ Laura Ferandes
NOTARY PUBLIC

Name:	Laura Ferandes

My commission expires:	01-12-27